2161 NEWMARKET BUILDING
                                    Suite 233
                                 Lease Agreement

                             Matria Healthcare, Inc.

                                TABLE OF CONTENTS
                                       iii

1.   Basic lease definitions, exhibits and additional definitions............1

   1.1    BASIC LEASE DEFINITIONS............................................1
   1.2    EXHIBITS...........................................................3
   1.3    ADDITIONAL DEFINITIONS.............................................3

2.   Grant of lease..........................................................5

   2.1    DEMISE.............................................................5
   2.2    QUIET ENJOYMENT....................................................5
   2.3    LANDLORD AND TENANT COVENANTS......................................5

3.   TERM....................................................................5

   3.1    COMMENCEMENT DATE..................................................5
   3.2    EARLY OCCUPANCY....................................................5
   3.3    DELAYED OCCUPANCY..................................................6
   3.4    SURRENDER..........................................................6
   3.5    HOLDING OVER.......................................................6

4.   Rent....................................................................7

   4.1    RENT...............................................................7
   4.2    ADDITIONAL RENT....................................................7
   4.3    OTHER TAXES........................................................7
   4.4    TERMS OF PAYMENT...................................................7
   4.5    LATE CHARGE; INTEREST ON LATE PAYMENTS.............................7
   4.6    RIGHT TO ACCEPT PAYMENTS...........................................7
   4.7    EXCUSED RENT.......................................................8

5.   Condition Of Premises...................................................8


6.   USE AND OCCUPANCY.......................................................8

   6.1    USE................................................................8
   6.2    COMPLIANCE.........................................................8
   6.3    OCCUPANCY..........................................................9

7.   SERVICES AND UTILITIES..................................................9


8.   REPAIRS.................................................................9

   8.1    REPAIRS WITHIN THE PREMISES........................................9
   8.2    FAILURE TO MAINTAIN PREMISES......................................10
   8.3    NOTICE OF DAMAGE..................................................10

9.   ALTERATIONS............................................................10

   9.1    ALTERATIONS BY TENANT.............................................10
   9.2    ALTERATIONS AND ENTRY BY LANDLORD.................................11

10.  LIENS..................................................................11


11.  INSURANCE..............................................................12

   11.1   LANDLORD'S INSURANCE..............................................12

12.  Damage or Destruction..................................................13

   12.1   TERMINATION OPTIONS...............................................13
   12.2   REPAIR OBLIGATIONS................................................13
   12.3   RENT ABATEMENT....................................................13

13.  Waivers and Indemnities................................................14

   13.1   LANDLORD'S WAIVERS................................................14
   13.2   TENANT'S WAIVERS..................................................14
   13.3   LANDLORD'S INDEMNITY..............................................14
   13.4   TENANT'S INDEMNITY................................................14

14.  Condemnation...........................................................14

   14.1   FULL TAKING.......................................................14
   14.2   PARTIAL TAKING....................................................15
   14.3   AWARDS............................................................15

15.  Assignment and Subletting..............................................15

   15.1   LIMITATION........................................................15
   15.2   NOTICE OF PROPOSED TRANSFER; LANDLORD'S OPTIONS...................15
   15.3   CONSENT NOT TO BE UNREASONABLY WITHHELD...........................16
   15.4   FORM OF TRANSFER..................................................16
   15.5   PAYMENTS TO LANDLORD..............................................16
   15.6   CHANGE OF OWNERSHIP...............................................16
   15.7   PERMITTED TRANSFERS...............................................17
   15.8   EFFECT OF TRANSFERS...............................................17

16.  Personal Property......................................................17

   16.1   INSTALLATION AND REMOVAL..........................................17
   16.2   RESPONSIBILITY....................................................17
   16.3   LANDLORD'S LIEN...................................................17

17.  Estoppel Certificates..................................................17


18.  Transfer of Landlord's Interest........................................18

   18.1   SALE, CONVEYANCE AND ASSIGNMENT...................................18
   18.2   EFFECT OF SALE, CONVEYANCE OR ASSIGNMENT..........................18
   18.3   SUBORDINATION AND NONDISTURBANCE..................................18
   18.4   ATTORNMENT........................................................18

19.  Rules and Regulations..................................................19


20.  Tenant's Default and Landlord's Remedies...............................19

   20.1   DEFAULT...........................................................19
   20.2   REMEDIES..........................................................20

21.  Landlord's Default and Tenant's Remedies...............................21

   21.1   DEFAULT...........................................................21
   21.2   REMEDIES..........................................................22
   21.3   CURE BY ENCUMBRANCE HOLDER........................................22

22.  Security Deposit.......................................................22

   22.1   AMOUNT............................................................22
   22.2   USE AND RESTORATION...............................................22
   22.3   TRANSFERS.........................................................22
   22.4   REFUND............................................................22

23.  Brokers................................................................23


24.  Limitations on Landlord's Liability....................................23

25.  Notices................................................................23


26.  Miscellaneous..........................................................23

   26.1   BINDING EFFECT....................................................23
   26.2   COMPLETE AGREEMENT; MODIFICATION..................................23
   26.3   DELIVERY FOR EXAMINATION..........................................24
   26.4   NO AIR RIGHTS.....................................................24
   26.5   ENFORCEMENT EXPENSES..............................................24
   26.6   BUILDING PLANNING.................................................24
   26.7   BUILDING NAME.....................................................24
   26.8   BUILDING STANDARD.................................................24
   26.9   NO WAIVER.........................................................24
   26.10     RECORDING; CONFIDENTIALITY.....................................24
   26.11     CAPTIONS.......................................................24
   26.12     INVOICES.......................................................24
   26.13     SEVERABILITY...................................................25
   26.14     JURY TRIAL.....................................................25
   26.15     AUTHORITY TO BIND..............................................25
   26.16     ONLY LANDLORD/TENANT RELATIONSHIP..............................25
   26.17     COVENANTS INDEPENDENT..........................................25
   26.18     GOVERNING LAW..................................................25
   26.19     ENFORCEMENT OF REASONABLE CONSENT..............................25
   26.20     USUFRUCT.......................................................25
   26.21     PARKING........................................................25

27.     SIGNAGE.............................................................26


28.     OPTION TO EXTEND THE TERM...........................................26


29.     EXPANSION OPTION....................................................27


30.     Right of first offer................................................28


31.     RIGHT OF  REFUSAL...................................................29


32.     EQUIPMENT...........................................................30

                                 LEASE AGREEMENT
                             2161 NewMarket Building
                                Marietta, Georgia

     THIS LEASE AGREEMENT ("Lease") is entered into as of the Date, and by and between the Landlord and Tenant, identified in Section 1.1 below.

1.     Basic lease definitions, exhibits and additional definitions.

1.1    Basic Lease Definitions.
       In this Lease, the following defined terms have the meanings indicated.

          (a)  "Date" means the date of full execution of this Lease, which is
          ____________________________.

          (b)  "Landlord" means TRIZEC REALTY, INC., a California corporation.

          (c)  "Tenant" means MATRIA HEALTHCARE, INC., a Delaware corporation.

              (d) "Building" means the building in which the Premises are located, which Building constitutes a part of the complex known as Newmarket Business Park ("Complex"), and is located on the Land at the address identified below:

                   2161 NewMarket Parkway, Marietta, GA 30067

          (e) "Premises" means those premises known as Suite 233 located on the second floor of the Building and identified on Exhibit A which is hereby deemed to be 46,611 rentable square feet.

              (f)  "Use" means general office and call center and no other use.

              (g) "Term" means the duration of this Lease, which will be approximately sixty five (65) months, beginning on the "Commencement Date" (as defined in Section 3.1 below) and ending on the "Expiration Date" (as defined below), unless terminated earlier or extended further as provided in this Lease. The "Expiration Date" means (i) if the Commencement Date is the first day of a month, the sixty five (65) month anniversary of the day immediately preceding the Commencement Date; or (ii) if the Commencement Date is not the first day of a month, the sixty five (65) month anniversary of the last day of the month in which the Commencement Date occurs.

              (h)  "Scheduled Commencement Date" means December 1, 2002.

              (i) "Rent" means the Rent payable according to Section 4.1, which, subject to Section 4.7, will be in an amount per month applicable during each Lease Year as follows:


                                          Annual Rent Per Rentable

                 Lease Period                    Square Foot                Monthly Rent             Annual Rent
                 ------------                    -----------                ------------             -----------
              12/01/02 - 04/30/04                  $10.00                    $38,842.50              $466,110.00
              05/01/04 - 04/30/05                  $10.30                    $40,007.78              $480,093.30
              05/01/05 - 04/30/06                  $10.61                    $41,211.89              $494,542.71
              05/01/06 - 04/30/07                  $10.93                    $42,454.85              $509,458.23
              05/01/07 - 04/30/08                  $11.26                    $43,736.66              $524,839.86

              (j)  "Security Deposit" means $38,842.50.

              (k)  "Landlord's General Address" means:

                   Trizec Realty, Inc.
                   1175 Peachtree Street, N.E.
                   100 Colony Square, Suite 600
                   Atlanta, GA  30361
                   Attention:  David D. Canaday, Vice President

                   with copies of all notices to:

                   Trizec Realty, Inc.
                   1175 Peachtree Street, N.E.
                   100 Colony Square, Suite 600
                   Atlanta, Georgia  30361
                   Attention:  Lease Administrator

                   and if notice of default, a copy to:

                   Trizec Realty, Inc.
                   1175 Peachtree Street, N.E.
                   100 Colony Square, Suite 600
                   Atlanta, Georgia  30361
                   Attention:  Regional Counsel

              (l)  Landlord's Billing Address" means:

                   Trizec Realty, Inc.
                   P.O. Box 281650
                   Atlanta, GA 30384-1650

              (m)  "Tenant's Notice Address" means,

                   Matria Healthcare, Inc.
                   1850 Parkway Place
                   Marietta, GA 30067
                   Attention:  General Counsel

              (n)  "Tenant's Invoice Address" means:

                   Matria Healthcare, Inc.
                   1850 Parkway Place, #1200
                   Marietta, GA 30067
                   Attention:  Accounts Payable

              (o) "Brokers" means the following brokers who will be paid by Landlord in accordance with a separate agreement:
                   TrizecHahn Colony Square GP LLC and The Eidson Group and the following brokers who will be paid by Tenant: NONE.

              (p)  "Liability Insurance Amount" means $5,000,000.00.

              (q) "Tenant's Share", with respect to the calculation of Additional Rent according to Section 4.2, 42.160% (.42160).

1.2    Exhibits.
         The Exhibits listed below are attached to and incorporated in this Lease. In the event of any inconsistency between such Exhibits and the terms and provisions of this Lease, the terms and provisions of the Exhibits will control. The Exhibits to this Lease are:

              Exhibit A      -   Plan Delineating the Premises
              Exhibit A-1    -   Expansion Area #1
              Exhibit A-2    -   Expansion Area #2
              Exhibit B      -   Possession and Leasehold Improvements Agreement
              Exhibit C      -   Occupancy Estoppel Certificate
              Exhibit D      -   Rules and Regulations

1.3    Additional Definitions.
         In addition to those terms defined in Section 1.1 and other sections of this Lease, the following defined terms when used in this Lease have the meanings indicated:

     (a) "Additional Rent" means the Common Area Maintenance Expense and Tax and Insurance Escalations payable according to Section 4.2.

     (b) "Building Business Hours" means the hours from 8:00 a.m. to 6:00 p.m. on Monday through Friday and from 8:00 a.m. to 1:00 p.m. on Saturday, excluding statutory or legal holidays. Notwithstanding the foregoing, access to the Premises shall be afforded to Tenant and its agents, contractors and employees on a twenty four (24) hour, seven (7) days per week, fifty two (52) weeks per year basis.

     (c) "Common Areas" means certain interior and exterior common and public areas located on the Land and in the Building as may be designated by Landlord for the non-exclusive use in common by Tenant, Landlord and other tenants, and their employees, guests, customers, agents and invitees. If the Building is connected to other buildings by underground tunnels or elevated bridges over public streets, Common Areas will include such bridges and tunnels; provided, however, that Landlord and owners of such other buildings will have the right in their sole discretion to adopt rules and regulations relating to bridge and tunnel use.

     (d) "Construction Administration Fee" means for all work performed in the Premises, whether performed by Landlord or Tenant, Tenant shall pay to Landlord the following fee: 1

          General Contractor - If Landlord is the general contractor for the project and is performing the work and/or contracting with the subtrades on Tenant's behalf:


                Contract Value                   Fee
                $0 - $49,999                     15%
                $50,000 - $99,999                12%
                $100,000 - $249,999              10%
                $250,000 - $999,999               9%
                $1,000,000 - $1,999,999           8%
                $2,000,000 and over             6.5%

     ____________________
     1 Notwithstanding the foregoing, with respect to the initial leasehold improvements to be installed by Landlord in accordance with the terms and conditions of the Possession and Leasehold Improvements Agreement attached hereto as Exhibit B, the Construction Administration Fee shall be five percent (5%) of the total cost of the Leasehold Improvements.

     Project Administration - For all projects where Landlord is not the General Contractor, a project administration fee will be charged to cover Landlord's service of plan review and design and construction coordination:

                Contract Value                              Fee
                $0 - $49,999                                7%
                $50,000 - $99,999                           6%
                $100,000 - $249,999                         5%
                $250,000 - $999,999                         4%
                $1,000,000 - $1,999,999                     3%
                $2,000,000 and over                         2%

     (e) "Common Area Maintenance Expenses" means Landlord's cost of maintaining and keeping clean all Common Areas which is currently $0.83 per rentable square foot of Premises ("CAM").

     (f) "Fiscal Year" means Landlord's fiscal year, which ends on December 31st of each calendar year and may be changed at Landlord's discretion.

     (g) "Force Majeure" means any acts of God, governmental restriction, strikes, labor disturbances, shortages of materials or supplies, or any other cause or event beyond the parties' reasonable control (but not because of insolvency, lack of funds or other financial cause), by which either party is hindered or prevented from performance of any act under this Lease, then performance of such act shall be excused for the period during which such performance is rendered impossible; and time for performance shall be extended accordingly. However, Force Majeure shall not relieve either party from any obligation under this Lease. No such delay shall constitute an actual or constructive eviction in whole or in part, or entitle Tenant to any abatement or diminution of rents or other charges due, or impose any liability upon Landlord or its agents because of inconvenience to Tenant or injury to or interruption of Tenant's business.

     (h) "Land" means that portion of the real property described in Schedule 1 attached hereto that is reasonably and equitably allocated to the Building, less any portions that may be conveyed separately from the Building by Landlord from time to time, plus any additional real property located proximate to the Land that may be operated by Landlord from time to time in conjunction with the Land.

     (i) "Laws" means any and all present or future federal, state or local laws, statutes, ordinances, rules, regulations or orders of any and all governmental or quasi-governmental authorities having jurisdiction.

     (j) "Lease Year" means each successive period of 12 calendar months during the Term, ending on the same day and month (but not year, except in the case of the last Lease Year) as the day and month on which the Expiration Date will occur. If the Commencement Date is not the first day of a month, the first Lease Year will be greater than 12 months by the number of days from the Commencement Date to the last day of the month in which the Commencement Date occurs.

     (k) "Prime Rate" means the rate of interest announced from time to time by Citibank, N.A., or any successor to it, as its prime rate. If Citibank, N.A. or any successor to it ceases to announce a prime rate, Landlord will designate a reasonably comparable financial institution for purposes of determining the Prime Rate. If more than one Prime Rate is announced by Citibank, N.A. or its successor, then Landlord shall designate the applicable Prime Rate.

     (l) "Rent" means the Rent, Additional Rent and all other amounts required to be paid by Tenant under this Lease.

     (m) "Taxes" means the amount incurred or accrued during each Fiscal Year according to generally accepted accounting principles for that portion of the following items that is allocable to the Land and Building: all ad valorem real and personal property taxes and assessments, special or otherwise, levied upon or with respect to the Land or Building, the personal property used in operating the Building, and the rents and additional charges payable by tenants of the Building, and imposed by any taxing authority having jurisdiction; all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real or personal property taxes or assessments as revenue sources, and which in whole or in part are measured or calculated by or based upon the Land or Building, the leasehold estate of Landlord or the tenants of the Building, or the rents and other charges payable by such tenants; capital and place-of-business taxes, and other similar taxes assessed relating to the Building; and any reasonable expenses incurred by Landlord in attempting to reduce or avoid an increase in Taxes, including, without limitation, reasonable legal fees and costs. Taxes will not include any net income taxes of Landlord. Tenant acknowledges that Taxes may increase during the Term and that if the Building or Land, or both, are currently subject to a Taxes abatement program and such program ceases to benefit the Building or Land, or both, during the Term, Taxes will increase.

2.     Grant of Lease.

2.1    Demise.
         Subject to the terms, covenants, conditions and provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the non-exclusive right to use the Common Areas, for the Term.

2.2    Quiet Enjoyment.
         Landlord covenants that during the Term Tenant will have quiet and peaceable possession of the Premises, subject to the terms, covenants, conditions and provisions of this Lease, and Landlord will not disturb such possession except as expressly provided in this Lease.

2.3    Landlord And Tenant Covenants.
         Landlord covenants to observe and perform all of the terms, covenants and conditions applicable to Landlord in this Lease. Tenant covenants to pay the Rent when due, and to observe and perform all of the terms, covenants and conditions applicable to Tenant in this Lease.

3.     TERM.

3.1    Commencement Date.
         "Commencement Date" means the first day of the Term, which will be the earlier of (i) the first day on which Tenant occupies the Premises for the regular conduct of its business; or (ii) the Scheduled Commencement Date (as the same may be extended according to Section 3.3 below).

3.2    Early Occupancy.
         Tenant has no right to enter the Premises until Landlord tenders possession; however, Landlord hereby gives permission for Tenant to enter the Premises prior to the Scheduled Commencement Date so that Tenant may do such work as may be required to prepare the Premises for Tenant's occupancy, including the installation of cabling, telephone equipment, furniture, computer and other office systems. If Tenant so enters the Premises prior to the Scheduled Commencement Date, Tenant shall adopt a construction schedule consistent with the Landlord's construction schedule and will work in harmony with Landlord and will not interfere with or delay the performance of Landlord's Work, or with the work of any other tenant or occupant of the Building. All acts of any of Tenant's contractors, subcontractors or laborers are the responsibility of Tenants, and Tenant shall indemnify and hold Landlord harmless from and against any and all loss, cost, damage or expense of any nature caused by such personnel. In addition, any such access shall be consistent with generally accepted construction practices and in accordance with any and all applicable regulatory requirements. If at any time such access causes or threatens to cause disharmony or interference, including labor disharmony, Landlord will have the right to immediately withdraw such permission. At all times while Tenant is in occupation of the Premises prior to the Scheduled Commencement Date for the above stated purposes, Tenant will be subject to and will comply with all of the terms and provisions of the Lease, except that no Base Rent or Additional Rent will be payable by Tenant prior to the Scheduled Commencement Date. With Landlord's express written consent, Tenant may occupy the Premises for regular conduct of Tenant's business prior to the Scheduled Commencement Date. If Tenant takes possession of any part of the Premises for business purposes prior to the Scheduled Commencement Date with Landlord's prior written consent, all of the covenants and conditions of the Lease will bind both parties with respect to such portion of the Premises, and Tenant will pay Landlord Rent for the period of such occupancy according to Section 4 of the Lease at the rates applicable to the first Lease Year (excluding any periods of excused or free rent, if any), prorated for the time and portion of the Premises so occupied. No early occupancy under this
         Section 3.2 will change the Commencement Date or the Expiration Date.

3.3    Delayed Occupancy.
         If, due to the holdover of a prior occupant or other reason beyond Landlord's control, Landlord fails to tender possession of the Premises to Tenant on or before the Scheduled Commencement Date, Landlord will not be in default or liable in damages to Tenant, nor will the obligations of Tenant be affected, provided, however, that:

              (a) the Commencement Date will be extended automatically by one day for each day of the period after the Scheduled Commencement Date to the day on which Landlord tenders possession of the Premises to Tenant less any portion of that period attributable to Tenant's Delays as more particularly described in exhibit B; and

              (b) if Landlord does not tender possession of the full Premises to Tenant on or before the date 6 months after the Scheduled Commencement Date (plus any period of delay caused by Force Majeure and/or Tenant's Delays as described in Exhibit B), Tenant will have the right to terminate the Lease by delivering written notice of the termination to Landlord not more than 30 days after such tender deadline date.

         Upon a termination under Section 3.3 (b) above, each party will, upon the other's request, execute and deliver an agreement in recordable form containing a release and surrender of all right, title and interest in and to the Lease; neither Landlord nor Tenant will have any further obligations to each other; and Landlord will refund to Tenant any sums paid to Landlord by Tenant in connection with the Lease. Such postponement of the commencement of the Term and such termination and refund right will be in full settlement of all claims that Tenant might otherwise have against Landlord by reason of Landlord's failure to tender the Premises by the Scheduled Commencement Date.

3.4    Surrender.
         Upon the expiration or other termination of the Term, Tenant will immediately vacate and surrender possession of the Premises in good order, repair and conditions, except for ordinary wear and tear. Upon the expiration or other termination of the Term, Tenant agrees to remove (a) all changes, additions and improvements to the Premises the removal of which Landlord requested or approved according to Section
         9.1 at the time Landlord consented to their installation, and (b) all of Tenant's trade fixtures, office furniture, office equipment and other personal property. Tenant will pay Landlord on demand the cost of repairing any damage to the Premises or Building caused by the installation or removal of any such items. Any of Tenant's property remaining in the Premises will be conclusively deemed to have been abandoned by Tenant and may be appropriated, stored, sold, destroyed or otherwise disposed of by Landlord without notice or obligation to account to or compensate Tenant, and Tenant will pay Landlord on demand all costs incurred by Landlord relating to such abandoned property. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no obligation to remove or pay for the removal of initial Leasehold Improvements installed in accordance with Exhibit B attached hereto.

3.5    Holding Over.
         Tenant understands that it does not have the right to hold over at any time and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises, as well as any damages incurred by Landlord, due to Tenant's failure to vacate the Premises and deliver possession to Landlord as required by this Lease. If Tenant holds over after the Expiration Date with Landlord's prior written consent, Tenant will be deemed to be a tenant from month to month, at a monthly Rent, payable in advance, equal to 150% of monthly Rent payable during the last year of the Term, and Tenant will be bound by all of the other terms, covenants and agreements of this Lease as the same may apply to a month-to-month tenancy. If Tenant holds over after the Expiration Date without Landlord's prior written consent, Tenant will be deemed a tenant at sufferance, at a daily Rent, payable in advance, equal to 150% of the Rent per day payable during the last year of the Term, and Tenant will be bound by all of the other terms, covenants and agreements of this Lease as the same may apply to a tenancy at sufferance.

4.     Rent.

4.1    Rent.
         Commencing on the Commencement Date and then throughout the Term, Tenant agrees to pay Landlord Rent according to the following provisions. Rent during each Lease Year (or portion of a Lease Year) described in Section 1.3(j) will be payable in monthly installments in the amount specified for such Lease Year (or portion) in Section 1.1(i), in advance, on or before the first day of each and every month during the Term. However, if the Term commences on other than the first day of a month or ends on other than the last day of a month, Rent for such month will be appropriately prorated.

4.2    Additional Rent.
         Tenant agrees to pay Landlord, as Additional Rent, the Common Area Maintenance Expenses and Tax and Insurance Escalation Expenses as follows:

              (a) Common Area Maintenance Expense: Effective as of the Commencement Date, Tenant shall pay Landlord, as Additional Rent, the CAM amount specified in Section 1.3(e) of the Additional Definitions per month along with the monthly Rent during the Term of this Lease or any extension or renewal thereof. The CAM amount shall increased by 3% on a compounded basis annually.

              (b) Tax and Insurance Escalation Expenses: Tenant shall pay Landlord upon demand, as Additional Rent, during the Term of this Lease and any extension or renewal thereof, the Tenant's share of the amount by which all Taxes and Landlord's Insurance (as described in Section
         11.1 hereto) exceed all Taxes and Landlord's Insurance over the calendar year ending December 31, 2002.

4.3    Other Taxes.
         Tenant will reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes and taxes included in Taxes) whether or not now customary or within the contemplation of Landlord and Tenant: (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises; (b) upon or measured by Rent; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Premises; and
         (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.4    Terms of Payment.
         All Rent, and Additional Rent will be paid to Landlord in lawful money of the United States of America, at Landlord's Billing Address or to such other person or at such other place as Landlord may from time to time designate in writing, without notice or demand and without right of deduction, abatement or setoff, except as otherwise expressly provided in this Lease.

4.5    Late Charge; Interest on Late Payments.
         All amounts payable under this Lease by Tenant to Landlord, if not paid when due, will bear interest from the due date until paid at the lesser of the highest interest rate permitted by law or 5% in excess of the then-current Prime Rate.

4.6    Right to Accept Payments.
         No receipt by Landlord of an amount less than Tenant's full amount due will be deemed to be other than payment "on account", nor will any endorsement or statement on any check or any accompanying letter effect or evidence an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any right of Landlord. No payments by Tenant to Landlord after the expiration or other termination of the Term, or after the giving of any notice (other than a demand for payment of money) by Landlord to Tenant, will reinstate, continue or extend the Term or make ineffective any notice given to Tenant prior to such payment. After notice or commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of Rent due under this Lease, and such receipt will not void any notice or in any manner affect any pending suit or any judgment obtained.

4.7    Excused Rent.
         Landlord shall conditionally excuse Base Rent for the first five (5) months of the Lease Term ("Excused Rent"), provided, however, that Excused Rent shall immediately become due and payable to Landlord in the event of any monetary or other Tenant Default (as defined in Section 20.1) under this Lease beyond any applicable notice and cure period. This Section 4.7 shall not be deemed to excuse payment of any rents or charges due other than Base Rent.

5.     Condition Of Premises.

         Subject to any provision of this Lease concerning the making of Leasehold Improvements by Landlord in the Premises (if any), by taking possession of the Premises hereunder, Tenant accepts the Premises as being in good order, condition and repair, and otherwise as is, where is and with all faults. Except as may be expressly set forth in this Lease, including Exhibit B, Tenant acknowledges that neither Landlord, nor any employee, agent or contractor of Landlord has made any representation or warranty concerning the Land, Building, Common Areas or Premises, or the suitability of either for the conduct of Tenant's business. The Premises do not include any areas above the finished ceiling or below the finished floor covering installed in the Premises or any other areas not shown on Exhibit A as being part of the Premises. Landlord reserves, for Landlord's exclusive use, any of the following (other than those installed for Tenant's exclusive use) that may be located in the Premises: janitor closets, stairways and stairwells; fan, mechanical, electrical, telephone and similar rooms; and elevator, pipe and other vertical shafts, flues and ducts.

6.     USE AND OCCUPANCY.

6.1     Use.

              (a) Tenant agrees to use and occupy the Premises only for the Use described in Section 1.1(f), or for such other purpose as Landlord expressly authorizes in writing.

              (b) The use of the Premises permitted under Section 6.1(a) shall not include, and Tenant shall not use, or permit the use of, the Premises or any part thereof for: (i) the offices or business of a governmental or quasi-governmental bureau, department or agency, foreign or domestic, including an autonomous governmental corporation or diplomatic or trade mission; or (ii) conduct or maintenance of any gambling or gaming activities or any political activities or any club activities, or a school or employment or placement agency.

6.2    Compliance.

              (a) Tenant agrees to use the Premises in a safe, careful and proper manner, and to comply with all Laws applicable to Tenant's use and occupancy of the Premises. If, (i) due to the nature or manner of any use or occupancy of the Premises by Tenant, or (ii) to a condition created by Tenant, or a breach of Tenant's obligations hereunder or the negligence of Tenant or its invitees, or (iii) the requirement of installation or modification of any gas, smoke or fire detector or alarm or any sprinkler or other system to prevent or extinguish fire or combustion or to promote fire safety, any improvements or alterations to the Premises or Building or changes in the services provided by Landlord according to Section 7 are required to comply with any Laws, or with requirements of Landlord's insurers, then Tenant will pay all costs of the required improvements, alterations or changes in services.

              (b) Landlord and Tenant agree that, during the Term, each will comply with all Laws governing, and all procedures established by Landlord for, the use, abatement, removal, storage, disposal or transport of any substances, chemicals or materials declared to be, or regulated as, hazardous or toxic under any applicable Laws ("Hazardous Substances") and any required or permitted alteration, repair, maintenance, restoration, removal or other work in or about the Premises, Building or Land that involves or affects any Hazardous Substances. Each party will indemnify and hold the other and the other's "Affiliates" (as defined in Section 13.1) harmless from and against any and all claims, costs and liabilities (including reasonable attorneys' fees) arising out of or in connection with any breach by such party of its covenants under this Section 6.2(b). The parties' obligations under this Section 6.2(b) will survive the expiration or early termination of the Term.

              (c) The parties hereby agree that throughout the Term of this Lease, the Landlord shall be responsible for compliance with the Americans With Disabilities Act of 1990 and all regulations issued by the U.S. Attorney General or other authorized agencies under the authority of such Act ("ADA") in the Common Areas of the Building (including but not limited to elevators) and that Tenant shall be responsible for compliance with the ADA in the Premises. Tenant agrees that in the event it provides any plans or specifications for improvements, alterations or additions to the Premises pursuant to the terms and conditions of this Lease, Tenant shall be obligated to cause such plans to conform to all then applicable requirements of the ADA and shall otherwise cause them to be in accordance with the agreements contained in this Section 6.2(c) and Tenant shall notify Landlord of any particular requirements that Tenant may have to enable Landlord to meet its obligations under this Section 6.2(c). Landlord and Tenant covenant and agree to reimburse and indemnify each other for any expenses incurred by the indemnified party due to the indemnified party's failure to conform to the requirements of the ADA as agreed to in this Section 6.2(c), including, but not limited to, the cost of making any alterations, renovations or accommodations required by the ADA, or any governmental enforcement agency, or any court, any and all fines, civil penalties and damages awarded resulting from a violation of the ADA and all reasonable legal expenses incurred in defending such claims made under the ADA or in enforcing this indemnification, including, but not limited to, reasonable attorney's fees. Such indemnification shall survive the expiration or termination of this Lease.

6.3    Occupancy.
         Tenant will not do or permit anything which obstructs or interferes with other tenants' rights or with Landlord's providing Building services, or which injures or annoys other tenants. Tenant will not cause, maintain or permit any nuisance in or about the Premises and will keep the Premises free of debris, and anything of a dangerous, noxious, toxic or offensive nature or which could create a fire hazard or undue vibration, heat or noise. If any item of equipment, building material or other property brought into the Building by Tenant or on Tenant's request causes a dangerous, noxious, toxic or offensive effect including an environmental effect) and in Landlord's reasonable opinion such effect will not be permanent but will only be temporary and is able to be eliminated, then Tenant will not be required to remove such item, provided that Tenant promptly and diligently causes such effect to be eliminated, pays for all costs of elimination and indemnifies Landlord against all liabilities arising from such effect. Tenant will not make or permit any use of the Premises which may jeopardize any insurance coverage, increase the cost of insurance or require additional insurance coverage. If by reason of Tenant's failure to comply with the provisions of this Section 6.3, (a) any insurance coverage is jeopardized, then Landlord will have the option to terminate this Lease or (b) insurance premiums are increased, then Landlord may require Tenant to immediately pay Landlord as Rent the amount of the increase in insurance premiums.

7.     SERVICES AND UTILITIES.
         Tenant shall pay water, sewer, gas, electricity, fuel, light, heat, power bills, garbage pickup, janitorial services and sprinkler system service charges (if any) for the Premises, or used by Tenant in connection therewith. If Landlord elects to provide any of the above services and Tenant approves, Tenant shall promptly reimburse Landlord for Tenant's actual or pro-rata cost of the services provided.

8.     REPAIRS.

8.1    Repairs Within the Premises.
         Subject to the terms of Sections 6, 12 and 14, and except to the extent Landlord is required to perform or pay for certain maintenance or repairs according to those sections, Tenant will, at Tenant's own expense: (a) at all times during the Term, maintain the Premises subject to normal wear and tear (including, without limitation, all exterior glass, mullions and doors), all fixtures and equipment in the Premises and those portions of any plumbing or electrical systems, heating and air conditioning equipment (including but not limited to replacement of parts, compressors, handling units and heating units), that exclusively serve the Premises in good order and repair and in a condition that complies with all applicable Laws; and (b) promptly and adequately repair all damage to the Premises and replace or repair all of such fixtures, equipment and portions of the plumbing or electrical systems that are damaged or broken, all under the supervision and subject to the prior reasonable approval of Landlord (other than with respect to repair necessitated by the gross negligence or intentional misconduct of Landlord or Landlord's Affiliates (as defined in Section 13.1). All work done by Tenant or its contractors (which contractors will be subject to Landlord's reasonable approval) will be done in a first-class workmanlike manner using only grades of materials at least equal in quality to Building standard materials and will comply with all insurance requirements and all applicable Laws. In addition to the foregoing, Tenant shall maintain in force at all times during the Term a maintenance contract, in a form acceptable to Landlord, for the heating, ventilation and air conditioning equipment ("HVAC") serving the Premises with a reputable contractor licensed in the state where the Premises are located, a copy of which shall be submitted to Landlord on or before the Commencement Date. Tenant's HVAC maintenance contract shall specifically include regular maintenance and reporting (a copy of which shall be provided to Landlord) at lease twice per year. Notwithstanding anything to the contrary provided for herein, Landlord and Tenant agree that, in addition to Tenant's obligation to maintain the HVAC maintenance contract described herein, Tenant shall be responsible for the cost of repairing the HVAC equipment serving the Premises during the Term to the extent such repair costs do not exceed a total $1,000.00 per unit during the Term. Any repairs required of the HVAC equipment in excess of $1,000 during the Term shall be Landlord's responsibility (unless such repairs are attributable to Tenant's negligence, intentional misconduct or failure to maintain the HVAC maintenance contract described herein).

8.2    Failure to Maintain Premises.
         If, after any applicable notice and cure period, Tenant fails to perform any of its obligations under Section 8.1, or such repairs affect any structural portion of the Building, including without limitation, the foundation, floor/ceiling slabs, roof, curtain wall, columns, beams, shafts (including elevator shafts), stairs, stairwells, escalators, elevator cabs, mechanical, electrical and telephone closets, and the mechanical, electrical, life safety, plumbing, sprinkler systems (connected to the core) and HVAC systems (including primary and secondary loops connected to the core), then Landlord may perform such obligations and Tenant will pay as Rent to Landlord the cost of such performance, including an amount sufficient to reimburse Landlord for overhead and supervision, within 10 days after the date of Landlord's invoice. For purpose of performing such obligations, or to inspect the Premises, Landlord may enter the Premises upon not less than one (1) day's prior notice to Tenant (except in cases of actual or suspected emergency, in which case no prior notice will be required) without liability to Tenant for any loss or damage incurred as a result of such entry, provided that Landlord will take reasonable steps in connection with such entry to minimize any disruption to Tenant's business or its use of the Premises.

8.3    Notice of Damage.
         Tenant will notify Landlord promptly after Tenant learns of (a) any fire or other casualty in the Premises; (b) any damage to or defect in the Premises, including the fixtures and equipment in the Premises, for the repair of which Landlord might be responsible; and (c) any damage to or defect in any parts of appurtenances of the Building's sanitary, electrical heating, air conditioning, elevator or other systems located in or passing through the Premises.

9.     ALTERATIONS.


9.1    Alterations by Tenant.
         Tenant may from time to time at its own expense make changes, additions and improvements to the Premises (individually or collectively referred to as "Alterations") to better adapt the same to its business, provided that any such Alterations (a) will comply with all applicable Laws; (b) will be made only with the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed; (c) will equal or exceed Building standard; (d) will be carried out only by persons selected by Tenant and approved in writing by Landlord (such approval not to be unreasonably withheld or delayed), who will if required by Landlord deliver to Landlord before commencement of the work performance and payment bonds; (e) do not exceed or adversely affect the capacity, maintenance, operating cost or integrity of the Building's structure or any of its heating, ventilating, air conditioning, plumbing, mechanical, electrical, communications or other systems; (f) is approved by the holder of any Encumbrance; (g) does not violate any agreement which affects the Building or binds Landlord; and
         (h) does not alter the exterior of the Building in any way. Tenant will maintain, or will cause the persons performing any such work to maintain, worker's compensation insurance and public liability and property damage insurance (with Landlord named as an additional insured), in amounts, with companies and in a form reasonably satisfactory to Landlord, which insurance will remain in effect during the entire period in which the work will be carried out. If requested by Landlord, Tenant will deliver to Landlord proof of all such insurance. Tenant will promptly pay, when due, the cost of all such work and, upon completion, Tenant will deliver to Landlord, to the extent not previously received by Landlord, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. Tenant shall pay the Construction Administration Fee on all Alterations. Tenant will also pay any increase in property taxes on, or fire or casualty insurance premiums for, the Building attributable to such Alterations and the cost of any modifications to the Building outside the Premises that are required to be made in order to make the Alterations to the Premises. Tenant, at its expense, will have promptly prepared and submitted to Landlord reproducible as-built CAD plans of any such change, addition or improvement upon its completion. All changes, additions and improvements to the Premises, whether temporary or permanent in character, made or paid for by Landlord or Tenant will, without compensation to Tenant, become Landlord's property upon installation. If at the time Landlord consents to their installation, Landlord requests or approves the removal by Tenant of any such Alterations upon termination of this Lease, Tenant will remove the same upon termination of this Lease as provided in Section 3.4. All other Alterations will remain Landlord's property upon termination of this Lease and will be relinquished to Landlord in good condition, ordinary wear and tear excepted.

9.2    Alterations and Entry by Landlord.
         Landlord may from time to time make repairs, changes, additions and improvements to the Building, Common Areas and those Building systems necessary to provide the services described in Section 7, and for such purposes Landlord may enter the Premises upon not less than 10 days' prior notice to Tenant (except in cases of actual or suspected emergency, in which case no prior notice will be required) without liability to Tenant for any loss or damage incurred as a result of such entry, provided that in doing so Landlord will not disturb or interfere with Tenant's use of the Premises and operation of its business any more than is reasonably necessary in the circumstances and will repair any damage to the Premises caused by such entry. No permanent change, addition or improvement made by Landlord will materially impair access to the Premises. In addition, Landlord and its agents, employees and contractors shall have the right to enter the Premises during Tenant's normal business hours, without undue interference with the conduct of Tenant's business therein, to inspect and examine the Premises and to exhibit the Premises to prospective purchasers or tenants (but as to prospective tenants only during the last twelve months of the Term).

10.    LIENS.

         Tenant agrees to pay before delinquency all costs for work, services or materials furnished to Tenant for the Premises, the nonpayment of which could result in any lien against the Land or Building. Tenant will keep title to the Land and Building free and clear of any such lien. Tenant will immediately notify Landlord of the filing of any such lien or any pending claims or proceedings relating to any such lien and will indemnify and hold Landlord harmless from and against all loss, damages and expenses (including reasonable attorneys' fees) suffered or incurred by Landlord as a result of such lien, claims and proceedings. In case any such lien attaches, Tenant agrees to cause it to be immediately released and removed of record (failing which Landlord may do so at Tenant's sole expense), unless Tenant has a good faith dispute as to such lien in which case Tenant may contest such lien by appropriate proceedings so long as Tenant deposits a lien transfer bond (if applicable) drawn on a bondsman acceptable to Landlord or deposits with Landlord a bond or other security in an amount reasonably acceptable to Landlord which may be used by Landlord to release such lien. Upon final determination of any permitted contest, Tenant will immediately pay any judgment rendered and cause the lien to be released.

11.    INSURANCE.

11.1   Landlord's Insurance.
       During the Term, Landlord will provide and keep in force the following insurance:

              (a) commercial general liability insurance relating to Landlord's operation of the Building, for personal and bodily injury and death, and damage to others' property; and

              (b) all risk or fire insurance (including standard extended coverage endorsement perils, leakage from fire protective devices and other water damage) relating to the Land and Building (but excluding Tenant's fixtures, furnishings, equipment, personal property, documents, files, inventory, stock-in-trade and work products and all leasehold improvements in the Premises); and

              (c) loss of rental income insurance or loss of insurable gross profits commonly insured against by prudent landlords; and

              (d) such other insurance (including boiler and machinery insurance) as Landlord reasonably elects to obtain or any Building mortgagee requires.

         Insurance effected by Landlord under this Section 11.1 will be in amounts which Landlord from time to time reasonably determines sufficient or any Building mortgagee requires; will be subject to such deductibles and exclusions as Landlord reasonably determines; will, in the case of insurance under Sections 11.1 (b), (c) and (d), permit the release of Tenant from certain liability under Section 13.1 (as long as such permission can be obtained without material additional cost and without rendering void the protection afforded by the policy); and will otherwise be on such terms and conditions as Landlord from time to time reasonably determines sufficient. Tenant acknowledges that Landlord's loss of rental income insurance policy provides that payments by the insurer may be limited to a period of one year following the date of any damage or destruction and that no insurance proceeds will be payable in the case of damage or destruction caused by an occurrence not included in the policies described in Sections 11.1(b), (c) and
         (d).

11.2   Tenant's Insurance.
         During the term, Tenant will provide and keep in force the following insurance:

              (a) commercial general liability insurance relating to Tenant's business (carried on, in or from the Premises) and Tenant's use and occupancy, for personal and bodily injury and death, and damage to others' property, with limits of not less than the Liability Insurance Amount for any one accident or occurrence; and

              (b) all risk or fire insurance (including standard extended endorsement perils, leakage from fire protective devices and other water damage) relating to Tenant's fixtures, furnishings, equipment, documents, files, work products, inventory, stock-in-trade and all leasehold improvements in the Premises on a full replacement cost basis in amounts sufficient to prevent Tenant from becoming a co-insurer and subject only to such deductibles and exclusions as Landlord may reasonably approve; and

              (c) if any boiler or machinery is operated in the Premises, boiler and machinery insurance.

         Landlord and the holder of any Encumbrance will be named as an additional insureds in the policy described in Section 11.2(a), which will include cross liability and severability of interests clauses and will be on an "occurrence" (and not a "claims made") form. Landlord and the holder of any Encumbrance will be named as a loss payee, as its interest may appear, in the policies described in Sections 11.2(b) and
         (c), and such policies will permit the release of Landlord and the holder of any Encumbrance from certain liability under Section 13.2. Tenant's insurance policies will otherwise be upon such terms and conditions as Landlord from time to time reasonably requires. Tenant will file with Landlord, on or before the Commencement Date and at least 10 days before the expiration date of expiring policies, such copies of either current policies, an insurance binder (countersigned by the insurer), Evidence of Insurance (in form Accord 27), a binding certificate or other proofs, as may be reasonably required to establish Tenant's insurance coverage in effect from time to time and payment of premiums. If Tenant fails to insure or pay premiums, or to file satisfactory proof as required, Landlord may, upon a minimum of 24-hours' notice, effect such insurance and recover from Tenant on demand any premiums paid.

12.    Damage or Destruction.

12.1   Termination options.
         If the Premises or the Building are damaged by fire or other casualty Landlord will, promptly after learning of such damage, notify Tenant in writing of the time necessary to repair or restore such damage, as estimated by Landlord's architect, engineer or contractor. If such estimate states that repair or restoration of all of such damage that was caused to the Premises or to any other portion of the Building necessary for Tenant's occupancy cannot be completed within 180 days from the date of such damage (or within 30 days from the date of such damage if such damage occurred within the last 12 months of the Term), then Tenant will have the option to terminate this Lease. If such estimate states that repair or restoration of all such damage that was caused to the Building cannot be completed within 180 days from the date of such damage, or if such damage occurred within the last 12 months of the Term and such estimate states that repair or restoration of all such damage that was caused to the Premises or to any other portion of the Building necessary for Tenant's occupancy cannot be completed within 30 days from the date of such damage, or if such damage is not insured against by the insurance policies required to be maintained by Landlord according to Section 11.1, then Landlord will have the option to terminate this Lease. Any option to terminate granted above must be exercised by written notice to the other party given within 10 days after Landlord delivers to Tenant the notice of estimated repair time. If either party exercises its option to terminate this Lease, the Term will expire and this Lease will terminate 10 days after notice of termination is delivered; provided, however, that Rent for the period commencing on the date of such damage until the date this Lease terminates will be reduced to the reasonable value of any use or occupation of the Premises by Tenant during such period and Landlord will be entitled to all proceeds of the insurance policy described in Section 11.2(b) applicable to any damaged leasehold improvements in the Premises.

12.2   Repair Obligations.
         If the Premises or the Building are damaged by fire or other casualty and neither party terminates this Lease according to Section 12.1, then Landlord will repair and restore such damage with reasonable promptness, subject to delays for insurance adjustments and delays caused by matters beyond Landlord's control. Landlord will have no liability to Tenant and Tenant will not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the estimated time period, provided that Landlord promptly commences and diligently pursues such repairs and restoration to completion. Notwithstanding anything to the contrary contained herein, if such repair or restoration work is not completed by Landlord within 180 days from the date of such damage, Tenant shall have the right to terminate this Lease. In no event will Landlord be obligated to repair, restore or replace any of the property required to be insured by Tenant according to Section 11.2; Tenant agrees to repair, restore or replace such property as soon as possible after the date of damage, to at least the condition existing prior to its damage, using materials at least equal to Building standard. However, in connection with its repair and restoration of such damage, Landlord may, at its option, elect to repair and restore the damage, if any, caused to any or all of the leasehold improvements required to be insured by Tenant according to
         Section 11.2(b). If Landlord makes such election, Landlord will be entitled to those proceeds of the insurance policy described in Section 11.2(b) required to complete those leasehold improvements which Landlord so elects to repair or restore.

12.3   Rent Abatement.
         If any fire or casualty damage renders all or any portion of the Premises to such a condition where Tenant is actually unable to use any or all of the Premises for the normal conduct of its business ("Untenantable"), and if this Lease is not terminated according to
         Section 12.1, then Rent will abate beginning on the date of such damage. Such abatement will end on the date Landlord has substantially completed the repairs and restoration Landlord is required to perform according to Section 12.2. Such abatement will be in an amount bearing the same ratio to the total amount of Rent for such period as the Untenantable portion of the Premises bears to the entire Premises. In no event will Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage caused by fire or other casualty or the repair of such damage, provided however that, to the extent Tenant remains in possession of a portion of the Premises, Landlord will take all reasonable steps to minimize the disruption to Tenant's business and use of such portion of the Premises during the period of repair.

13.    Waivers and Indemnities.

13.1   Landlord's Waivers.
         As used in this Section 13, a party's "Affiliates" means that party's parent, subsidiary and affiliated corporations and its and their partners, ventures, directors, officers, shareholders, agents, servants and employees. Tenant and its Affiliates will not be liable or in any way responsible to Landlord for, and Landlord waives all claims against Tenant and its Affiliates for, any loss, injury or damage that is insured or required to be insured by Landlord under Sections 11.1(b),
         (c) or (d), so long as such loss, injury or damage results from or in connection with this Lease or Tenant's use and occupancy of the Premises. Landlord's waivers under this Section 13.1 will survive the expiration or early termination of the Term.

13.2   Tenant's Waivers.
         Except to the extent caused by the willful or negligent act or omission or breach of this Lease by Landlord or anyone for whom Landlord is legally responsible, Landlord, its Affiliates and the holder of any Encumbrance will not be liable or in any way responsible for, and Tenant waives all claims against Landlord, its Affiliates and the holder of any Encumbrance for any loss, injury or damage suffered by Tenant or others relating to (a) loss or theft of, or damage to, property of Tenant or others; (b) injury or damage to persons or property resulting from fire, explosion, falling plaster, escaping steam or gas, electricity, water, rain or snow, or leaks from any part of the Building or from any pipes, appliances or plumbing, or from dampness; or (c) damage caused by other tenants, occupants or persons in the Premises or other premises in the Building, or caused by the public or by construction of any private or public work. Landlord, its Affiliates and the holder of any Encumbrance will not be liable or in any way responsible to Tenant for, and Tenant waives all claims against Landlord, its Affiliates and the holder of any Encumbrance for, any loss, injury or damage that is insured or required to be insured by Tenant under Sections 11.2(b) or (c), so long as such loss, injury or damage results from or in connection with this Lease or Landlord's operation of the Building. Tenant's waivers under this Section 13.2 will survive the expiration or early termination of the Term.

13.3   Landlord's Indemnity.
         Subject to Section 7.4 and 13.2 and except to the extent caused by the willful or negligent act or omission or breach of this Lease by Tenant or anyone for whom Tenant is legally responsible, Landlord will indemnify and hold Tenant harmless from and against any and all liability, loss, claims, demand, damages or expense (including reasonable attorneys' fees) due to or arising out of any willful or negligent act or omission or breach of this Lease by Landlord or anyone for whom Landlord is legally responsible. Landlord's obligations under this Section 13.3 will survive the expiration or early termination of the Term.

13.4   Tenant's indemnity.
         Subject to Section 13.1 and except to the extent caused by the willful or negligent act or omission or breach of this Lease by Landlord or anyone for whom Landlord is legally responsible, Tenant will indemnify and hold Landlord and the holder of any Encumbrance harmless from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys' fees) due to or arising out of any accident or occurrence on or about the Premises (including, without limitation, accidents or occurrences resulting in injury, death, property damage or theft) or any willful or negligent act or omission of or breach of this Lease by Tenant or anyone for whom Tenant is legally responsible. Tenant's obligations under this Section 13.4 will survive the expiration or early termination of the Term.

14.    Condemnation.

14.1   Full Taking.
         If all or substantially all of the Building or Premises are taken for any public or quasi-public use under any applicable Laws or by right of eminent domain, or are sold to the condemning authority in lieu of condemnation, then this Lease will terminate as of the date the earlier of when the condemning authority takes physical possession of or title to the Building or Premises.

14.2   Partial Taking.

              (a) Landlord's Termination of Lease. If only part of the Building or Premises is thus taken or sold, and if after such partial taking, in Landlord's reasonable judgment, alteration or reconstruction is not economically justified, then Landlord (whether or not the Premises are affected) may terminate this Lease by giving written notice to Tenant within 60 days after the taking.

              (b) Tenant's Termination. If over 20% of the Premises is thus taken or sold and Landlord is unable to provide Tenant with comparable replacement premises in the Building, Tenant may terminate this Lease if in Tenant's reasonable judgment the Premises cannot be operated by Tenant in an economically viable fashion because of such partial taking. Such termination by Tenant must be exercised by written notice to Landlord given not later than 60 days after Tenant is notified of the taking of the Premises.

              (c) Effective Date of Termination. Termination by Landlord or Tenant will be effective as of the date when physical possession of the applicable portion of the Building or Premises is taken by condemning authority.

              (d) Election to Continue Lease. If neither Landlord nor Tenant elects to terminate this Lease upon a partial taking of a portion of the Premises, the Rent payable under this Lease will be diminished by an amount allocable to the portion of the Premises which was so taken or sold. If this Lease is not terminated upon a partial taking of the Building or Premises, Landlord will, at Landlord's sole expense, promptly restore and reconstruct the Building and Premises to substantially their former condition to the extent the same is feasible. However, Landlord will not be required to spend for such restoration or reconstruction an amount in excess of the net amount received by Landlord as compensation or damages for the part of the Building or Premises so taken.

14.3   Awards.
         As between the parties to this Lease, Landlord will be entitled to receive, and Tenant assigns to Landlord, all of the compensation awarded upon taking of any part or all of the Building or Premises, including any award for the value of the unexpired Term. However, Tenant may assert a claim in a separate proceeding against the condemning authority for any damages resulting from the taking of Tenant's trade fixtures or personal property, or for moving expenses, business relocation expenses or damages to Tenant's business incurred as a result of such condemnation.

15.    Assignment and Subletting.

15.1   Limitation.
         Without Landlord's prior written consent, which, subject to Section
         15.3 below, shall not be unreasonably withheld or delayed, Tenant will not assign all or any of its interest under this Lease, sublet all or any part of the Premises or permit the Premises to be used by any parties other than Tenant and its employees.

15.2   Notice Of Proposed Transfer; Landlord's Options.
         If Tenant desires to enter into any assignment of this Lease or a sublease of all or any part of the Premises, Tenant will first give Landlord written notice of the proposed assignment or sublease, which notice will contain the name and address of the proposed transferee, the proposed use of the Premises, statements reflecting the proposed transferee's current financial condition and income and expenses for the past 2 years, and the principal terms of the proposed assignment or sublease. Except in the case of any transfer permitted under Section 15.7, Landlord will have the option, which must be exercised, if at all, by notice given to Tenant within 10 days after Landlord's receipt of Tenant's notice of the proposed transfer, either (i) if Tenant's notice relates to a subletting, to sublet from Tenant such space as is described in the notice for such portion of the Term as is described in the notice, upon the same terms and conditions and for the same Rent (apportioned, as appropriate, to the amount of such space) as provided in this Lease; or (ii) if such notice relates to an assignment, to become Tenant's assignee.

15.3   Consent Not To Be Unreasonably Withheld.
         If Landlord does not exercise its applicable option under Section 15.2, then Landlord will not unreasonably withhold or delay its consent to the proposed assignment or subletting if each of the following conditions is satisfied:

              (a) the proposed transferee, in Landlord's reasonable opinion, has sufficient financial capacity and business experience to perform Tenant's obligations under this Lease; and

              (b) the proposed transferee will make use of the Premises which in Landlord's reasonable opinion (i) is lawful, (ii) is consistent with the permitted use of the Premises under this Lease, (iii) is consistent with the general character of business carried on by tenants of an office building of this type and quality, (iv) does not conflict with any exclusive rights or covenants not to compete in favor of any other tenant or proposed tenant of the Building, (v) will not increase the likelihood of damage or destruction to the Building, (vi) will not cause an increase in insurance premiums for insurance policies applicable to the Building, and (vii) will not require new tenant improvements incompatible with then-existing Building systems and components; and

              (c) the proposed transferee does not have a poor business reputation or reputation as being an undesirable tenant in the general business community; and

              (d) the proposed transferee, at the time of the proposed transfer, is neither a tenant in the Complex or any building owned or managed by Landlord or any affiliate of Landlord in the same city in which the Building is located, nor a party with whom Landlord is then negotiating for the lease of space in the Complex; and

              (e)  [INTENTIONALLY DELETED]

              (f) at the time of the proposed transfer no "Default" (as defined in Section 20.1) exists under this Lease; and

              (g) Tenant shall pay Landlord's costs and attorney fees for review of the assignment or subletting documentation, not to exceed $500.00 per assignment or sublet.

15.4     Form Of Transfer.
         If Landlord consents to a proposed assignment or sublease, Landlord's consent will not be effective unless and until Tenant delivers to Landlord an original duly executed assignment or sublease, as the case may be, in a form reasonably acceptable to Landlord, that provides, in the case of a sublease, that the subtenant will comply with all applicable terms and conditions of this Lease, and, in the case of an assignment, an assumption by the assignee of all of the terms, covenants and conditions which this Lease requires Tenant to perform.

15.5     Payments To Landlord.
         If Landlord does not exercise its applicable option under Section 15.2 and Tenant effects an assignment or sublease, then Landlord will be entitled to receive and collect, either from Tenant or directly from the transferee, 50% of the amount by which the consideration required to be paid by the transferee for the use and enjoyment of Tenant's rights under this Lease (after deducting from such consideration Tenant's reasonable costs incurred in effecting the assignment or sublease) exceeds the Rent payable by Tenant to Landlord allocable to the transferred space. Such percentage of such amount will be payable to Landlord at the time(s) Tenant receives the same from its transferee (whether in monthly installments, in a lump sum, or otherwise).

15.6     Change Of Ownership.
         Any change by Tenant in the form of its legal organization (such as, for example, a change from a general to a limited partnership), any transfer of 51% or more of Tenant's assets effecting a change in identity of persons exercising effective control of Tenant and any other transfer of interest effecting a change in identity of persons exercising effective control of Tenant will be deemed an "assignment" of this Lease requiring Landlord's prior written consent. The transfer of any outstanding capital stock of a corporation whose stock is publicly-traded will not, however, be deemed a "transfer of interest" under this Section 15.6.

15.7    Permitted Transfers.
         Tenant may, upon notice to Landlord, but without obtaining Landlord's consent, assign this Lease or sublease all or any part of the Premises to a wholly-owned subsidiary of Tenant, the parent of Tenant or any corporation into or with which Tenant may be merged or consolidated as long as said transferee has a net worth equal to or greater than Tenant.

15.8    Effect Of Transfers.
         No subletting or assignment will release Tenant from any of its obligations under this Lease unless Landlord agrees to the contrary in writing. Acceptance of Rent by Landlord from any person other than Tenant will not be deemed a waiver by Landlord of any provision of this
         Section 15. Consent to one assignment or subletting will not be deemed a consent to any subsequent assignment or subletting. In the event of any default by any assignee or subtenant or any successor of Tenant in the performance of any Lease obligation, Landlord may proceed directly against Tenant without exhausting remedies against such assignee, subtenant or successor. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord will not work a merger and will, at Landlord's option, terminate all or any subleases or operate as an assignment to Landlord of all or any subleases; such option will be exercised by notice to Tenant and all known subtenants in the Premises. If Landlord shall choose to take an assignment of a sublease then the subtenant shall be bound to Landlord for the balance of the Term thereof and shall attorn directly to Landlord under all of the executory terms of the sublease except that Landlord shall not (a) be liable for any previous act, omission or negligence of Tenant, (b) be subject to any counterclaim, defense or offset not expressly provided for in the sublease and accruing against Tenant, (c) be bound by any previous modification or amendment of the sublease made without Landlord's consent or by any previous prepayment of more than one month's Rent, or
         (d) be obligated to perform any repairs or other work beyond Landlord's obligation under this Lease. Each subtenant shall execute and deliver such instruments as Landlord may reasonably request to evidence said attornment.

16.    Personal property.

16.1   Installation And Removal.
         Tenant may install in the Premises its personal property (including Tenant's usual trade fixtures) in a proper manner, provided that no such installation will interfere with or damage the mechanical, plumbing or electrical systems or the structure of the Building, and provided further that if such installation would require any change, addition or improvement to the Premises, such installation will be subject to Section 9.1. If no Default then exists, any such personal property installed in the Premises by Tenant (a) may be removed from the Premises from time to time in the ordinary course of Tenant's business or in the course of making any changes, additions or improvements to the Premises permitted under Section 9.1, and (b) will be removed by Tenant at the end of the Term according to Section 3.4. Tenant will promptly repair at its expense any damage to the Building resulting from such installation or removal.

16.2   Responsibility.
         Tenant will be solely responsible for all costs and expenses related to personal property used or stored in the Premises. Tenant will pay any taxes or other governmental impositions levied upon or assessed against such personal property, or upon Tenant for the ownership or use of such personal property, on or before the due date for payment. Such personal property taxes or impositions are not included in Taxes.

16.3   Landlord's Lien.
         [INTENTIONALLY DELETED]

17.    Estoppel Certificates.

         Within ten (10) business days of Landlord's request after Tenant has occupied the Premises, Tenant will execute and deliver to Landlord an Occupancy Estoppel Certificate in the form of Exhibit C. In addition, Tenant agrees that at any time and from time to time (but on not less than 10 days' prior request by Landlord), Tenant will execute, acknowledge and deliver to Landlord a certificate indicating any or all of the following: (a) the Commencement Date and Expiration Date; (b) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification); (c) the date, if any, through which Rent, Additional Rent and any other Rent payable have been paid; (d) that no default by Landlord, to the best of Tenant's knowledge, or Tenant exists which has not been cured, except as to defaults stated in such certificate; (f) provided such events have occurred, that Tenant has accepted the Premises and that all improvements required to be made to the Premises by Landlord have been completed according to this Lease; (g) that, except as specifically stated in such certificate, Tenant, and only Tenant, currently occupies the Premises; and (h) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary or ground lessor of all or a portion of the Building and/or Land.

18.    Transfer of Landlord's Interest.

18.1   Sale, Conveyance And Assignment.
         Nothing in this Lease will restrict Landlord's right to sell, convey, assign or otherwise deal with the Building or Landlord's interest under this Lease.

18.2   Effect Of Sale, Conveyance Or Assignment.
         A sale, conveyance or assignment of the Building will automatically release Landlord from liability under this Lease from and after the effective date of the transfer, except for any liability relating to the period prior to such effective date; and Tenant will look solely to Landlord's transferee for performance of Landlord's obligations relating to the period after such effective date. This Lease will not be affected by any such sale, conveyance or assignment and Tenant will attorn to Landlord's transferee.

18.3   Subordination And Nondisturbance.
         This Lease is and will be subject and subordinate in all respects to any ground lease, mortgage or deed of trust now or later encumbering the Building, and to all their renewals, modifications, supplements, consolidations and replacements (an "Encumbrance") provided the holder of such Encumbrance agrees (either in the Encumbrance or in a separate agreement with Tenant) that so long as Tenant is not in default of its obligations under this Lease, this Lease will not be terminated and Tenant's possession of the Premises will not be disturbed by the termination or foreclosure, or proceedings for enforcement, of such Encumbrance. While such subordination will occur automatically, Tenant agrees, upon request by and without cost to Landlord or any successor in interest, to promptly execute and deliver to Landlord or the holder of an Encumbrance such instrument(s) as may be reasonably required to evidence such subordination. In the alternative, however, the holder of an Encumbrance may unilaterally elect to subordinate such Encumbrance to this Lease. Landlord hereby represents that, as of the Date of this Lease, the Building is not subject to any Encumbrance.

18.4   Attornment.
         If the interest of Landlord is transferred to any person (a "Successor Landlord") by reason of the termination or foreclosure, or proceedings for enforcement, of an Encumbrance, or by delivery of a deed in lieu of such foreclosure or proceedings, Tenant will immediately and automatically attorn to the Successor Landlord. Upon attornment this Lease will continue in full force and effect as a direct lease between the Successor Landlord and Tenant, upon all of the same terms, conditions and covenants as stated in this Lease except that a Successor Landlord shall not be (a) liable for any previous act or omission or negligence of Landlord under this Lease, (b) subject to any counterclaim defense or offset not expressly provided for in this Lease and asserted with reasonable promptness, which therefore shall have accrued to Tenant against Landlord, (c) bound by any previous modification or amendment of this Lease or by any previous prepayment of more than one month's Rent, unless such modification or prepayment shall have been approved in writing by the holder of any Encumbrance through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease or (d) obligated to perform any repairs or other work beyond Landlord's obligations under this Lease. Tenant agrees, upon request by and without cost to the Successor Landlord, to promptly execute and deliver to the Successor Landlord such instrument(s) as may be reasonably required to evidence such attornment.

19.    Rules and Regulations.

         Tenant agrees to faithfully observe and comply with the Rules and Regulations set forth in Exhibit D and with all reasonable modifications and additions to such Rules and Regulations (which will be applicable to all Building tenants) from time to time adopted by Landlord and of which Tenant is notified in writing. No such modification or addition will contradict or abrogate any right expressly granted to Tenant under this Lease. Landlord's enforcement of the Rules and Regulations will be uniform and nondiscriminatory, but Landlord will not be responsible to Tenant for failure of any person to comply with the Rules and Regulations.


20.    Tenant's Default and Landlord's Remedies.

20.1   Default.
         This Lease and the Term and rights hereby granted are subject to the following limitations which will each constitute a material breach by Tenant and a "Default" under this Lease:

              (a) Failure to Pay Rent. Tenant fails to pay Rent, Additional Rent or any other amount payable by Tenant under the terms of this Lease when due, and such failure continues for 10 days after written notice from Landlord to Tenant of such failure; provided that with respect to Rent and Additional Rent, Tenant will be entitled to only 3 notices of such failure during any Lease Year and if, after 3 such notices are given in any Lease Year, Tenant fails, during such Lease Year, to pay any such amounts when due, such failure will constitute a Default without further notice by Landlord or additional cure period.

              (b) Failure to Perform Other Obligations. Tenant breaches or fails to comply with any other provision of this Lease applicable to Tenant, and such breach or noncompliance continues for a period of 10 days after notice by Landlord to Tenant; or, if such breach or noncompliance cannot be reasonably cured within such 10-day period, Tenant does not in good faith commence to cure such breach or noncompliance within such 10-day period or does not diligently complete such cure as soon as possible, but no later than 60 days after such notice from Landlord. However, if such breach or noncompliance causes or results in (i) a dangerous condition on the Premises or the Building, (ii) any insurance coverage carried by Landlord or Tenant with respect to the Premises or Building being jeopardized, or (iii) a material disturbance to another tenant, then a Default will exist if such breach or noncompliance is not cured as soon as reasonably possible after notice by Landlord to Tenant, and in any event is not cured within 30 days after such notice. For purposes of this Section 20.1 (b), financial inability will not be deemed a reasonable ground for failure to immediately cure any breach of, or failure to comply with, the provisions of this Lease.

              (c) Nonoccupancy of Premises. If Tenant fails to occupy and use the Premises within 15 days after the Commencement Date or leaves substantially all of the Premises unoccupied for 15 consecutive days or vacates and abandons substantially all of the Premises, it shall not be a default of the Lease so long as Tenant adequately secures the Premises and continues to comply with all other Lease obligations, including without limitation, payment of Rent and providing all insurance as required pursuant to Section 11.2.

              (d) Transfer of Interest without Consent. Tenant's interest under this Lease or in the Premises is transferred or passes to, or devolves upon, any other party in violation of Section 15.

              (e) Execution and Attachment Against Tenant. Tenant's interest under this Lease or in the Premises is taken upon execution or by other process of law directed against Tenant, or is subject to any attachment by any creditor or claimant against Tenant and such attachment is not discharged or disposed of within 15 days after levy.

              (f) Bankruptcy or Related Proceedings. Tenant files a petition in bankruptcy or insolvency, or reorganization or arrangement under any bankruptcy or insolvency Laws, or voluntarily takes advantage of any such Laws by answer or otherwise, or dissolves or makes an assignment for the benefit of creditors, or involuntary proceedings under any such Laws or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for the Premises or for all or substantially all of Tenant's property, and such proceedings are not dismissed or such receivership or trusteeship vacated within 60 days after such institution or appointment.

20.2   Remedies.
         Time is of the essence. If any Default occurs, Landlord will have the right, at Landlord's election, then or at any later time, to exercise any one or more of the remedies described below. Exercise of any of such remedies will not prevent the concurrent or subsequent exercise of any other remedy provided for in this Lease or otherwise available to Landlord at law or in equity.

              (a) Cure by Landlord. Landlord may, at Landlord's option but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord deems necessary or desirable to cure any Default in such manner and to such extent as Landlord deems necessary or desirable. Landlord may do so without additional demand on, or additional written notice to, Tenant and without giving Tenant an additional opportunity to cure such Default. Tenant covenants and agrees to pay Landlord, upon demand, all advances, costs and expenses of Landlord in connection with making any such payment or taking any such action, including reasonable attorney's fees, together with interest at the rate described in
         Section 4.5, from the date of payment of any such advances, costs and expenses by Landlord.

              (b) Termination of Lease and Damages. Landlord may terminate this Lease, effective at such time as may be specified by written notice to Tenant, and demand (and, if such demand is refused, recover) possession of the Premises from Tenant. Tenant will remain liable to Landlord for damages in an amount equal to the Rent, Additional Rent and other amount which would have been owing by Tenant for the balance of the Term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such recovery of possession or reletting. Landlord will be entitled to collect and receive such damages from Tenant on the days on which the Rent, Additional Rent and other amount would have been payable if this Lease had not been terminated. Alternatively, at Landlord's option, Landlord will be entitled to recover from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum equal to (i) all unpaid Rent, Additional Rent and other amount for any period prior to the termination date of this Lease (including interest from the due date to the date of the award at the rate described in Section 4.5), plus any other sum of money and damages owed by Tenant to landlord for events or actions occurring prior to the termination date; plus (ii) the present value at the time of termination (calculated at the rate commonly called the discount rate in effect at the Federal Reserve Bank of New York on the termination date) of the amount, if any, by which
         (A) the aggregate of the Rent, Additional Rent and all other amount payable by Tenant under this Lease that would have accrued for the balance of the Term after termination (with respect to Additional Rent, such aggregate will be calculated by assuming that Expenses and Taxes for the Fiscal Year in which termination occurs and for each subsequent Fiscal Year remaining in the Term if this Lease had not been terminated will increase by 8% per year over the amount of Expenses and Taxes for the prior Fiscal Year), exceeds (B) the amount of such Rent, Additional Rent and other amount which Landlord will receive for the remainder of the Term from any reletting of the Premises occurring prior to the date of the award, or if the Premises have not been relet prior to the date of the award, the amount, if any, of such Rent, Additional Rent and other amount which could reasonably be recovered by reletting the Premises for the remainder of the Term at the then-current fair rental value, in either case taking into consideration loss of rent while finding a new tenant, tenant improvements and rent abatements necessary to secure a new tenant, leasing brokers' commissions and other costs which Landlord has incurred or might incur in leasing the Premises to a new tenant; plus (iii) interest on the amount described in (ii) above from the termination date to the date of the award at the rate described in Section 4.5.

            (c) Repossession and Reletting. Landlord may, with due process of law, re-enter and take possession of all or any part of the Premises, without additional demand or notice, and repossess the same and expel Tenant and any party claiming by, through or under Tenant, and remove the effects of both using such force for such purposes as may be necessary, without being liable for prosecution for such action or being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or right to bring any proceeding for breach of covenants or conditions. No such reentry or taking possession of the Premises by Landlord will be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord or notice given under a forcible entry and detainer statute or similar Laws will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right, following any reentry or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in such notice. After recovering possession of the Premises, Landlord may, from time to time, but will not be obligated to, relet all or any part of the Premises for Tenant's account, for such term or terms and on such conditions and other terms as Landlord, in its discretion, determines. Landlord may make such repairs, alterations or improvements as Landlord considers appropriate to accomplish such reletting, and Tenant will reimburse Landlord upon demand for all costs and expenses, including attorneys' fees, which Landlord may incur in connection with such reletting. Landlord may collect and receive the rents for such reletting but Landlord will in no way be responsible or liable for any failure to relet the Premises or for any inability to collect any rent due upon such reletting. Regardless of Landlord's recovery of possession of the Premises, Tenant will continue to pay on the dates specified in this Lease, the Rent, Additional Rent and other amount which would be payable if such repossession had not occurred, less a credit for the net amounts, if any, actually received by Landlord through any reletting of the Premises. Alternatively, at Landlord's option, Landlord will be entitled to recover from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum equal to (i) all unpaid Rent, Additional Rent and other amount for any period prior to the repossession date (including interest from the due date to the date of the award at the rate described in Section 4.5), plus (ii) the present value at the time of repossession (calculated at the rate commonly called the discount rate in effect at the Federal Reserve Bank of New York on the repossession date) of the amount, if any, by which (A) the aggregate of the Rent, Additional Rent and all other amount payable by Tenant under this Lease that would have accrued for the balance of the Term after repossession (with respect to Additional Rent, such aggregate will be calculated by assuming that Expenses and Taxes for the Fiscal Year in which repossession occurs and for each subsequent Fiscal Year remaining in the Term if Landlord had not repossessed the Premises will increase by 8% per year over the amount of Expenses and Taxes for the prior Fiscal Year), exceeds (B) the amount of such Rent, Additional Rent and other amount which Landlord will receive for the remainder of the Term from any reletting of the Premises occurring prior to the date of the award, or if the Premises have not been relet prior to the date of the award, the amount, if any, of such Rent, Additional Rent and other amount which could reasonably be recovered by reletting the Premises for the remainder of the Term at the then-current fair rental value, in either case taking into consideration loss of rent while finding a new tenant, tenant improvements and rent abatements necessary to secure a new tenant, leasing brokers' commissions and other costs which Landlord has incurred or might incur in leasing the Premises to a new tenant; plus
         (iii) interest on the amount described in (ii) above from the repossession date to the date of the award at the rate described in
         Section 4.5.

              (d) Bankruptcy Relief. Nothing contained in this Lease will limit or prejudice Landlord's right to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowable by any Laws governing such proceeding in effect at the time when such damages are to be proved, whether or not such amount be greater, equal or less than the amounts recoverable, either as damages or Rent, under this Lease.

21.    Landlord's Default and Tenant's Remedies.

21.1   Default.
         If Tenant believes that Landlord has breached or failed to comply with any provision of this Lease applicable to Landlord, Tenant will give written notice to Landlord describing the alleged breach or noncompliance. Landlord will not be deemed in default under this Lease if Landlord cures the breach or noncompliance within 20 days after receipt of Tenant's notice or, if the same cannot reasonably be cured within such 20-day period, if Landlord in good faith commences to cure such breach or noncompliance within such period and then diligently pursues the cure to completion. Tenant will also send a copy of such notice to the holder of any Encumbrance of whom Tenant has been notified in writing, and such holder will also have the right to cure the breach or noncompliance within the period of time described above.

21.2   Remedies.
         If Landlord breaches or fails to comply with any provision of this Lease applicable to Landlord, and such breach or noncompliance is not cured within the period of time described in Section 21.1, then Tenant may exercise any right or remedy available to Tenant at law or in equity, except to the extent expressly waived or limited by the terms of this Lease.

21.3   Cure by Encumbrance Holder.
         If any act or omission by Landlord shall give Tenant the right, immediately or after the lapse of time, to cancel or terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right until (a) it shall have given written notice of such act or omission to each holder of any Encumbrance and (b) a reasonable period for remedying such act or omission shall have elapsed following such notice and following the time when such holder of an Encumbrance shall have become entitled under its Encumbrance to remedy the same (which shall in no event be less than the period to which Landlord would be entitled under this Lease to effect such remedy) provided such holder of an Encumbrance shall, with reasonable diligence, give Tenant notice of its intention to remedy such act or omission and shall commence and continue to act upon such intention.

22.    Security deposit.

22.1   Amount.
         Upon execution of this Lease, Tenant will deposit the Security Deposit with Landlord in the amount described in Section 1.1(j). Landlord and Tenant intend the Security Deposit to be used solely as security for Tenant's faithful and diligent performance of all of Tenant's obligations under this Lease. The Security Deposit will remain in Landlord's possession for the entire Term, and Landlord will not be required to segregate it from Landlord's general funds. Tenant will not be entitled to any interest on the Security Deposit.

22.2   Use and Restoration.
         If Tenant fails to perform any of its obligations under this Lease, Landlord may, at its option, use, apply or retain all or any part of the Security Deposit for the payment of (1) any Rent in arrears; (2) any expenses Landlord may incur as a direct or indirect result of Tenant's failure to perform; and (3) any other losses or damages Landlord may suffer as a direct or indirect result of Tenant's failure to perform. If Landlord so uses or applies all or any portion of the Security Deposit, Landlord will notify Tenant of such use or application and Tenant will, within 10 days after the date of Landlord's notice, deposit with Landlord a sum sufficient to restore the Security Deposit to the amount held by Landlord immediately prior to such use or application. Tenant's failure to so restore the Security Deposit will constitute a Default.

22.3   Transfers.
         Tenant will not assign or encumber the Security Deposit without Landlord's express written consent. Neither Landlord nor its successors or assigns will be bound by any assignment or encumbrance unless Landlord has given its consent. Landlord will have the right, at any time and from time to time, to transfer the Security Deposit to any purchaser or lessee of the entire Building. Upon any such transfer, Tenant agrees to look solely to the new owner or lessee for the return of the Security Deposit.

22.4   Refund.
         Provided that Tenant has fully and faithfully performed all of its obligations under this Lease, Landlord will refund the Security Deposit, or any balance remaining, to Tenant or, at Landlord's option, to the latest assignee of Tenant's interest under this Lease, within 45 days after the expiration or early termination of the Term and Tenant's vacation and surrender of the Premises to Landlord in the condition required by Section 3.4. If Tenant fails to make any final estimated payment of Additional Rent required by Landlord according to Section 4.2(c), Landlord may withhold such final payment from the amount of the Security Deposit refund. Landlord's obligations under this Section 22.4 will survive the expiration or early termination of the Term.

23.    Brokers.

         Landlord and Tenant represent and warrant that no broker or agent negotiated or was instrumental in negotiating or consummating this Lease except TrizecHahn Colony Square GP LLC and The Eidson Group ("Brokers"). Neither party knows of any other real estate broker or agent who is or might be entitled to a commission or compensation in connection with this Lease. Landlord will pay all fees, commissions or other compensation payable to the Brokers to be paid by Landlord according to Section 1.1(o) of the Lease and Tenant will pay all fees, commissions or other compensation payable to the Brokers to be paid by Tenant according to Section 1.1(o) of the Lease. Pursuant to Georgia Real Estate Commission Regulation 520-1-108, TrizecHahn Colony Square GP LLC hereby discloses the following concerning this lease transaction: (1) TrizecHahn Colony Square GP LLC represents Landlord and not Tenant; (2) The Eidson Group represents Tenant and not Landlord; and (3) both TrizecHahn Colony Square GP LLC and The Eidson Group shall receive their compensation from Landlord. Tenant and Landlord will indemnify and hold each other harmless from all damages paid or incurred by the other resulting from any claims asserted against either party by brokers or agents claiming through the other party. Landlord's obligation under this Section 23 will survive the expiration or early termination of the Term.

24.    Limitations on Landlord's Liability.

         Any liability for damages, breach or nonperformance by Landlord, or arising out of the subject matter of, or the relationship created by, this Lease, will be collectible only out of Landlord's interest in the Building and no personal liability is assumed by, or will at any time be asserted against, Landlord, its parent and affiliated corporations, its and their partners, venturers, directors, officers, agents, servants and employees, or any of its or their successors or assigns; all such liability, if any, being expressly waived and released by Tenant. Landlord's review, supervision, commenting on or approval of any aspect of work to be done by or for Tenant (under Section 9, Exhibit B or otherwise) are solely for Landlord's protection and except as expressly provided, create no warranties or duties to Tenant or to third parties.

25.    Notices.

         All notices required or permitted under this Lease must be in writing and will only be deemed properly given and received (a) when actually given and received, if delivered in person to a party who acknowledges receipt in writing; or (b) one business day after deposit with a private courier or overnight delivery service, if such courier or service obtains a written acknowledgment of receipt; or (c) 2 business days after deposit in the United States mails, certified or registered mail with return receipt requested and postage prepaid. All such notices must be transmitted by one of the methods described above to the party to receive the notice at, in the case of notices to Landlord, Landlord's General Address, and in the case of notices to Tenant, the applicable Tenant's Notice Address, or, in either case, at such other address(es) as either party may notify the other of according to this
         Section 25. Time shall be of the essence for the giving of all notices required or permitted under the provisions of this Lease.

26.    Miscellaneous.


26.1   Binding Effect.
         Each of the provisions of this Lease will extend to bind or inure to the benefit of, as the case may be, Landlord and Tenant, and their respective heirs, successors and assigns, provided this clause will not permit any transfer by Tenant contrary to the provisions of Section 15.

26.2   Complete Agreement; Modification.
         All of the representations and obligations of the parties are contained in this Lease and no modification, waiver or amendment of this Lease or of any of its conditions or provisions will be binding upon a party unless in writing signed by such party.

26.3   Delivery For Examination.
         Submission of the form of the Lease for examination will not bind Landlord in any manner, and no obligations will arise under this Lease until it is signed by both Landlord and Tenant and delivery is made to each.

26.4   No Air Rights.
         This Lease does not grant any easements or rights for light, air or view. Any diminution or blockage of light, air or view by any structure or condition now or later erected will not affect this Lease or impose any liability on Landlord.

26.5   Enforcement Expenses.
         Each party agrees to pay, upon demand, all of the other party's costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents, and others retained, incurred in successfully enforcing the other party's obligations under this Lease. All obligations under this Section 26.5 will survive the expiration or early termination of the Term.

26.6   Building Planning.
         [INTENTIONALLY DELETED]

26.7   Building Name.
         Tenant will not, without Landlord's consent, use Landlord's or the Building's name, or any facsimile or reproduction of the Building, for any purpose; except that Tenant may use the Building's name in the address of the business to be conducted by Tenant in the Premises. Landlord reserves the right, upon reasonable prior notice to Tenant, to change the name or address of the Building.

26.8   Building Standard.
         The phrase "Building standard" will, in all instances, mean the type, brand and/or quality of materials Licensor designates from time to time to be the minimum quality to be used in the Building or the exclusive type, grade or quality of material to be used in the Building and shall refer to the then-current standard described in Landlord's most recently published schedule of Building standard or, if no such schedule has been published, to the standard which commonly prevails in and for the entire Building.

26.9   No Waiver.
         No waiver of any provision of this Lease will be implied by any failure of either party to enforce any remedy upon the violation of such provision, even if such violation is continued or repeated subsequently. No express waiver will affect any provision other than the one specified in such waiver, and that only for the time and in the manner specifically stated.

26.10  Recording; Confidentiality.
         Tenant will not record this Lease, or a short form memorandum, without Landlord's written consent and any such recording without Landlord's written consent will be a Default. Tenant agrees to keep the Lease terms, provisions and conditions confidential and will not disclose them to any other person without Landlord's prior written consent. However, Tenant may disclose Lease terms, provisions and conditions to Tenant's accountants, attorneys, managing employees and others in privity with Tenant, as reasonably necessary for Tenant's business purposes, without such prior consent.

26.11  Captions.
         The captions of sections are for convenience only and will not be deemed to limit, construe, affect or alter the meaning of such sections.

26.12  Invoices.
         All bills or invoices to be given by Landlord to Tenant will be sent to Tenant's Invoice Address. Tenant may change Tenant's Invoice Address by notice to Landlord given according to Section 25. If Tenant fails to give Landlord specific written notice of its objections within 60 days after receipt of any bill or invoice from Landlord, such bill or invoice will be deemed true and correct and Tenant may not later question the validity of such bill or invoice or the underlying information or computations used to determine the amount stated.

26.13  Severability.
         If any provision of this Lease is declared void or unenforceable by a final judicial or administrative order, this Lease will continue in full force and effect, except that the void or unenforceable provision will be deemed deleted and replaced with a provision as similar in terms to such void or unenforceable provision as may be possible and be valid and enforceable.

26.14  Jury Trial.
         Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by Landlord or Tenant against the other with respect to any matter arising out of or in connection with this Lease, Tenant's use and occupancy of the Premises, or the relationship of Landlord and Tenant. However, such waiver of jury trial will not apply to any claims for personal injury. If Landlord commences any summary or other proceeding for non-payment of rent or recovery of possession of the Premises, Tenant shall not interpose any counterclaim in any such proceeding, unless failure to raise same would constitute a waiver.

26.15  Authority To Bind.
         The individuals signing this Lease on behalf of Landlord and Tenant represent and warrant that they are empowered and duly authorized to bind Landlord or Tenant, as the case may be, to this Lease according to its terms.

26.16  Only Landlord/Tenant Relationship.
         Landlord and Tenant agree that neither any provision of this Lease nor any act of the parties will be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

26.17  Covenants Independent.
         The parties intend that this Lease be construed as if the covenant between Landlord and Tenant are independent and that the Rent will be payable without offset, reduction or abatement for any cause except as otherwise specifically provided in this Lease.

26.18  Governing Law.
         This Lease will be governed by and construed according to the laws of the State of Georgia.

26.19  Enforcement Of Reasonable Consent.
         If a court of competent jurisdiction determines that Landlord has unreasonably withheld or unreasonably delayed any consent or approval that, pursuant to the terms of this Lease, is not to be unreasonably withheld, Tenant agrees that its sole remedy shall be an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment. In the event of such a determination, the requested consent or approval shall be deemed to have been granted; provided, however, that Landlord shall have no liability to Tenant for its refusal or failure to give such consent or approval and the sole remedy for Landlord's unreasonably withholding or delaying of consent or approval shall be as provided in this Section.

26.20  Usufruct.
         Tenant has only a usufruct under this Lease which is not subject to levy or sale, and no estate will pass from Landlord to Tenant. Tenant's rights to use the Premises are solely contractual.

26.21    Parking
         Tenant shall have the right to use, on an unassigned non-exclusive basis, in common with the other tenants in the Building, the parking spaces provided by Landlord for parking of Tenant's automobiles and those of its employees and visitors, subject to the rules and regulations now or hereafter adopted by Landlord as follows: (i) five
         (5) spaces per 1,000 rentable square feet of Premises in the surface parking lot serving the Building and (ii) two (2) spaces per 1,000 rentable square feet of Premises in "overflow" parking lot. Tenant shall not use nor permit any of its employees, agents or visitors to use any parking spaces in an area other than the parking area assigned to the Building. If Landlord deems it advisable, Landlord may set aside a part of the parking area for use as a separate area for visitors. Landlord reserves the right to adopt any regulations necessary to curtail unauthorized parking, including the required use of parking permits or assigning to Tenant a specific area in which Tenant's employees shall be required to park. Tenant agrees to take reasonable steps to ensure that its parking shall not interfere with any other tenant's ability to use the loading areas and generally access their respective premises.


27.    SIGNAGE.

         Subject to the provisions of this Section 27 and provided that (i) Tenant is not in default of any of the terms or conditions of this Lease, (ii) Tenant has not (except as provided under Section 15.7) assigned the Lease or sublet more than 25% of the Premises or otherwise transferred all or part of its interest in the Lease or the Premises, and (iii) Tenant, or its Permitted Transferee, is in occupancy of at least 40,000 rentable square feet of Premises, Landlord shall grant Tenant the nonexclusive right, at Tenant's sole cost and expense, to install one (1) sign on the exterior parapet of the Building ("Building Signage"). The placement, location, design, material, color, size construction and method of installation of the Building Signage shall be subject to Landlord's approval. Tenant shall ensure that the Building Signage is installed in compliance with all applicable codes, ordinances, statues, rules and regulations. Tenant shall pay all costs with respect to creating, designing, manufacturing, installing, cleaning, maintaining and repairing or replacing (if necessary) the Building Signage. At the expiration or earlier termination of this Lease, or if Tenant fails to comply with this Section 27, Tenant shall remove the Exterior Signage and any affected area shall be restored all at Tenant's sole cost and expense. Landlord shall be permitted to grant to other tenants of the Building the right to install signage on or in the Building.

28.    OPTION TO EXTEND THE TERM.

         Provided that Tenant has not defaulted in performing and failed to cure any of its obligations under the Lease, and is not in default at the time of its exercise of this option, Tenant shall have the option to extend the Term of the Lease ("Extension Option") for one (1) five year period only ("Extension Term ") upon all of the following conditions:

              (A) Tenant shall exercise this Extension Option by written notice to Landlord which must be received by Landlord no later than 5:00 p.m. on the date no later than twelve (12) months prior to the Expiration Date of the Term; and

              (B) Within thirty (30) days after the date of Tenant's notice Landlord shall compute the "Extension Rate" which shall be Market Rent as provided below and notify Tenant in writing of the resulting amount ("Determination Date"). All other terms of this Lease (excluding this Extension Option and any Landlord's Work and Allowances) shall apply during the Extension Term.

              (C) If Landlord and Tenant shall fail to agree upon the Market Rent within sixty (60) days after the Determination Date, then Landlord and Tenant each shall give notice to the other setting forth their respective determination of the Market Rent (the "Determination Notice"). Subject to the provisions of Section (D) below, the parties shall then apply to the American Arbitration Association or any successor thereto for the designation of an arbitrator satisfactory to both parties to render a final determination of the Market Rent. The arbitrator shall be a real estate appraiser or consultant who shall have at least fifteen (15) years continuous experience in the business of appraising or is knowledgeable in rental rates and lease transactions in the Building and in the Northwest submarket of Atlanta, Georgia. The arbitrator shall conduct such hearings and investigations as the arbitrator shall deem appropriate and shall, within thirty (30) days after having been appointed, choose one of the determinations set forth in either Landlord's or Tenant's Determination Notice, and that choice by the arbitrator shall be binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section (C), and the parties shall share equally all other expenses and fees of any such arbitration. The determination rendered in accordance with the provisions of this subsection (C) shall be final and binding in fixing the Market Rent. The arbitrator shall not have the power to add to, modify, or change any of the provisions of this Lease.

              (D) In the event that the determination of the Market Rent set forth in the Landlord's and Tenant's Determination Notices shall differ by less than five (5%) percent per rentable square foot per annum for each year during the Extension Term, then the Market Rent shall not be determined by arbitration, but shall instead be set by taking the average of the determinations set forth in Landlord's and Tenant's Determination Notices. Only if the determinations set forth in Landlord's and Tenant's Determination Notices shall differ by more than five (5%) percent per rentable square foot per annum for any year during the Extension Term shall the actual determination of Market Rent be made by an arbitrator as set forth in subsection (C) above.

              (E) If for any reason the Market Rent shall not have been determined prior to the commencement of the Extension Term, then, until the Market Rent and, accordingly, the fixed annual rent, shall not have been finally determined, the fixed annual rent shall remain the same as payable during the last year of the Initial Term of the Lease. Upon final determination of the Market Rent, an appropriate adjustment to the fixed annual rent shall be made reflecting such final determination, and Landlord and Tenant, as the case may be, shall promptly refund or pay to the other any overpayment or deficiency, as the case may be, in the payment of fixed annual rent from the commencement of the Extension Term to the date of such final determination.

              (F) "Market Rent" shall mean the market annual Base Rent and Additional Rent for the Premises, based on tenancies (for a term comparable to the time period in question) covering office/warehouse space of comparable size and quality to the Premises in comparable buildings in comparable locations in the Northwest sub-market of Atlanta, Georgia, including the Building, assuming Landlord and Tenant to be prudent persons willing to lease but being under no compulsion to do so and taking into account all pertinent factors including, but not limited to, Tenant's credit worthiness, relative Base Year or expense stop provisions, the involvement or non-involvement of a broker, the value and savings realized by Tenant by remaining in the Premises, including, without limitation, the savings realized by Tenant avoiding moving costs, the value of Tenant utilizing the existing Tenant leasehold improvements and the costs associated with Tenant's business interruption. By the above reference to the absence of a compulsion to enter into a tenancy, Landlord and Tenant do not intend to exclude renewal tenancies arising out of a tenant's exercise of a fixed option to extend its lease term.

              (G) Time is of the essence of this Extension Option. This Extension Option applies only to an extension of the Lease for the 1st Extension Term only. Except for the above modifications, all other provisions and conditions of the Lease shall apply in the 1st Extension Term. This Extension Option shall be void if Tenant fails to exercise it precisely according to each and all of the conditions stated above, or if Tenant assigns the Lease or sublets the Premises or otherwise transfers all or part of its interest in the Lease or the Premises, except as allowed under Section 15.7 of the Lease.

29.    EXPANSION OPTION.

         Provided that Tenant has not defaulted in performing and failed to cure any of its obligations under the Lease, and is not in default at the time of its exercise of this option, Tenant shall have the option to expand ("Expansion Option") into that area measuring 9,877 rentable square feet and known as Suite 262 on the 2nd Floor of the Building (as more particularly described and attached hereto as Exhibit A-1, the "Expansion Area # 1"), upon all of the following conditions:

              (A) Tenant shall exercise this Expansion Option by written notice which must be received by Landlord no later than 5:00 p.m. on June 30, 2003 ("Expansion Deadline");

              (B) The Lease Term for Expansion Area # 1 shall commence no later than sixty (60) days following Landlord's receipt of Tenant's notice ("Expansion Area # 1 Commencement Date") and shall expire on the Expiration Date;

              (C) The per square foot Base Rent for Expansion Area # 1 shall be the then-current per foot Base Rent payable by Tenant for the initial Premises;

              (D) Additional Rent shall be calculated pursuant to Section 4 of this Lease as follows: the Base Year shall be Landlord's calendar year ending December 31, 2002; and Tenant's Share shall be proportionately increased to reflect the addition of Expansion Area # 1;

              (E) The terms and conditions of Exhibit B shall apply to the construction of Expansion Area # 1 except that the Landlord's Tenant Improvement Allowance shall be proportionately reduced by multiplying it by a fraction, the denominator of which shall be the total number of months in the Lease Term and the numerator of which shall be the remaining months in the Lease Term from and after the Expansion Area 1 Commencement Date;

              (F) Landlord hereby agrees that it shall not lease Expansion Area # 1 to any third party prior to July 1, 2003. In the event Tenant fails to exercise its Expansion Option pursuant to the terms and conditions described herein before such date, Expansion Area # 1 shall become part of the Offer Area described in Section 30 below and shall be subject to the terms and conditions contained therein; and

              (G) Time is of the essence of this Expansion Option.

         Except as to the above modifications, all other provisions of this Lease shall apply to Expansion Area # 1. This Expansion Option applies to Tenant only and shall be void if Tenant fails to exercise it precisely according to each and all of the conditions stated above, or if Tenant assigns the Lease or sublets the Premises or otherwise transfers all or part of its interest in the Lease of the Premises except as allowed under Section 15.7 herein.


30.    Right of First Offer.

         Provided that Tenant has not defaulted beyond any applicable cure periods, and, providing Tenant is not in default under the Lease at the time of its exercise of this First Offer Right, Landlord hereby grants to Tenant the on-going option to lease, upon the terms and conditions hereinafter set forth, all or a portion of (i) Suite 142 located on the 1st Floor of the Building measuring 13,063 rentable square feet (as more particularly described and attached hereto as Exhibit A-2, "Expansion Area # 2") and (ii) subject to Tenant's exercise of the Expansion Option described in Section 29 above, all or a portion of Expansion Area # 1 (Expansion Area # 1 and Expansion Area # 2 shall be collectively referred to herein as the "Offer Area") when it becomes "available for leasing" (as determined in accordance with subsection
         (A) below) during the initial Term of the Lease ("First Offer Right").

                  (A) The Offer Area shall be deemed to be "available for leasing" upon, and only upon, the occurrence of one of the following events:

                           (i) the Offer Area is not the subject of an Existing Lease (as hereinafter defined);

                           (ii) if the Offer Area is subject to a right or option granted in an Existing Lease (whether to extend/renew or to expand), all of which rights or options are not exercised, the expiration of the last of such unexercised right or option; and

                           (iii) if the Offer Area is subject to a right or option granted in an Existing Lease, which right or option is exercised, the expiration or termination of the term of such Existing Lease or any later date upon which the term of the demise of such portion of the Offer Area created by the exercise of such right or option expires (including any renewals or extensions thereof granted in such Existing Lease).

                  (B) During the initial Term of the Lease, prior to Landlord's leasing the Offer Area to a party other than a tenant leasing premises in the Offer Area as of the date hereof, Landlord shall give Tenant a written notice (the "Offer Notice") setting forth the availability date (the "Offer Area Availability Date"). The Offer Area Availability Date shall not be less than sixty (60) days after the date such notice is given by Landlord. The Base and Additional Rent for Offer Area shall be Market Rent as determined in Section 28 above and the Offer Area shall be delivered in "as-is" condition;

                  (C) Tenant's right to lease the Offer Area on the terms described in the applicable Offer Notice shall be exercisable by written notice from Tenant to Landlord given not later than five (5) business days after the Offer Notice is delivered. Tenant shall be deemed to have declined a lease for the Offer Area if its acceptance is delayed or if the acceptance changes any term or condition of the Offer Notice. If such right is not so exercised, then at such time Tenant's First Offer Right for that portion of the Offer Area shall be null and void and of no further force or effect and Landlord shall have the right to lease that portion of the Offer Area or any portion thereof to a third party on the same or any other terms and conditions, whether or not such terms and conditions are more or less favorable than those offered to Tenant;

                  (D) If Tenant has validly exercised this First Offer Right for any portion of the Offer Area in accordance with the terms hereof, Landlord and Tenant, within fifteen (15) business days after request by either party hereto, shall enter into a written amendment to this Lease confirming the terms, conditions and provisions applicable to such portion of the Offer Area as determined in accordance herewith;

                  (E) The Lease Term for the Offer Area shall commence sixty
                  (60) days after Landlord's delivery of Offer Area ("Offer Area Commencement Date") and shall expire on the Expiration Date;

                  (F) As used herein, the term "Existing Lease" shall mean (i) a lease (other than this Lease) of any space in the Building in effect as of the date hereof (including extensions and renewals thereof pursuant to options granted therein or otherwise), whether or not the term of such lease has yet commenced and (ii) any lease in effect as of the date of the commencement of the initial Term of the Lease, whether or not the term of such lease has then commenced. In the event two leases are in effect for any portion of the Offer Area (for example, the term of a lease which is now in effect for a portion of the Offer Area will soon expire, and another lease covering part or all of such space has already been executed with a new tenant for a term commencing after the expiration of the term of the former lease), only one of such leases shall be an Existing Lease. In such case, the Existing Lease shall be determined by comparing the dates upon which the respective terms of such two leases end, and the lease with the later expiration date shall be deemed to be the Existing Lease and the other lease shall be disregarded;

                  (G)      Time is of the essence of this First Offer Right; and

                  (H) If Tenant leases any portion of the Offer Area under this First Offer Right, Tenant shall have the right to extend the term of the Lease for that portion of the Offer Area upon the same terms and conditions in Section 28 above;

         This First Offer Right applies to Tenant only and shall be void if Tenant fails to exercise it precisely according to each and all of the conditions stated above, or if Tenant assigns the Lease or sublets the Premises or otherwise transfers all or part of its interest in the Lease or the Premises, except as allowed under Section 15.7 of the Lease.


31.      RIGHT OF  REFUSAL

         Subject to the condition described in subsection 31(F) below and with the exception of Expansion Area #1 and Expansion Area #2, Landlord shall grant to Tenant the on-going right of refusal ("Refusal Right") with respect to the remaining space in the Building ("Refusal Space") during the initial Term of the Lease upon all of the following conditions:

                  (A) Tenant shall not at the time of exercising this Refusal Right, or at any time up to the commencement of the term for the Refusal Space, be in default of this Lease beyond the expiration of any applicable notice and cure period;

                  (B) If Landlord desires to lease all or a portion of the Refusal Space to a bona fide third party, Landlord shall notify Tenant of such fact and shall submit to Tenant a proposal for lease of the applicable portion of the Refusal Space containing the terms which Landlord is willing to lease said portion of the Refusal Space to such bona fide third party, with all other terms remaining the same as under this Lease. Tenant shall have five (5) business days after the date Landlord submits said proposal to accept the proposal in writing for the Refusal Space. Tenant shall be deemed to have declined a lease for the Refusal Space if its acceptance is delayed or if the acceptance changes any term or condition of Landlord's proposal. In addition to the foregoing, if the term offered to such bona fide party extends beyond the expiration of the initial Term, Tenant shall lease the Refusal Space for such extended term; however, if there are less than twenty-four (24) months remaining with respect to the initial Term, Tenant's right to exercise this Refusal Right shall be expressly conditioned upon Tenant exercising its Renewal Option described in
         Section 28 above with respect to the entire Premises;

                  (C) If Tenant fails to accept Landlord's proposal for the Refusal within the five (5) business day period, then, for the following one hundred eighty (180) days, Landlord shall have the right to Lease said portion of the Refusal Space to a third party on materially the same terms as those offered to Tenant. If Tenant accepts the proposal then the parties shall promptly enter into a lease amendment reflecting the terms of same. If Tenant accepts the proposal then the parties shall promptly enter into a lease amendment reflecting the terms of same;

                  (D) If Tenant leases all or a portion of the Refusal Space under this Refusal Right, Tenant shall have the right to extend the term of the Lease for the Refusal Space upon the same terms and conditions set forth in Section 28 above;

                  (E) If Tenant leases all or a portion of the Refusal Space under this Refusal Right, Tenant's Share shall be proportionately increased;

                  (F) Notwithstanding anything herein provided to the contrary and only to the extent such third-party refusal right conflicts with Tenant's Refusal Right, Tenant's Refusal Right shall be expressly subject to a first right of refusal held by a third party tenant, Travelers Bank & Trust FSB ("Travelers"). Therefore, this Refusal Right, if such conflict arises, shall be expressly contingent upon Travelers' failure to exercise its option with respect to all or a portion of the Refusal Space;

                  (G)      Time is of the essence of this Refusal Right.

         This Refusal Right applies to Tenant only and shall be void if Tenant fails to exercise it precisely according to each and all of the conditions stated above, or if Tenant assigns the Lease or sublets the Premises or otherwise transfers all or part of its interest in the Lease or the Premises, except as allowed under Section 15.7 of the Lease.

32.    EQUIPMENT

         In consideration of Tenant's execution of this Lease, Landlord hereby agrees to transfer to Tenant Landlord's ownership interest in the following equipment ("Equipment") which was previously located in Landlord's 360 Interstate North Parkway property:

              Chillers:    Three 20-ton Liebert units (two units are 1999 models
                           (#FE240GVAAE1-Glycol) and the third unit is a 1997 model (#FH265G-ASM-Glycol))

              Fire Suppression System:  Pullboxes and FM200 tanks

              Power Distribution Units:  3 are available

              Raised Floor:  Approximately 1,500 square feet shall be provided

         Tenant shall be responsible for the cost of relocating any Equipment that has not already been relocated from its existing location to the Premises as well as any installation costs. In addition to the foregoing, Tenant shall be responsible for maintaining and repairing said Equipment during the Term or any renewal thereof.

         Having read and intending to be bound by the terms and provisions of this Lease, Landlord and Tenant have signed it as of the Date.

TENANT:                                        LANDLORD:
MATRIA HEALTHCARE, INC., a                     TRIZEC REALTY, INC, a California
Delaware corporation                           corporation


By:____________________________                By:______________________________
Printed Name:__________________                Printed Name: Robert R. Stubbs
Title:_________________________                Title:  Assistant Secretary

And By:________________________                And By:__________________________
Printed Name:__________________                Printed Name: Stephen E. Budorick
Title:_________________________                Title: Vice President

STATE OF _______________________)
                                )    .ss.
COUNTY OF_______________________)

     This  Lease  Agreement  was  acknowledged  before  me this  _______  day of
____________,                                                              20___
by___________________________________________as_______________________________
and__________________________________________as_______________________________of
_____________________.

WITNESS my hand and official seal.



                                            -------------------------------
                                            Notary Public

              My commission expires: _________________________________.



STATE OF GEORGIA              )
                              )     ss.
COUNTY OF FULTON              )

     This Lease Agreement was acknowledged before me this ___________day of _______________, 20__ by Robert R. Stubbs as Assistant Secretary of Trizec Realty, Inc.

WITNESS my hand and official seal.


                                            -------------------------------
                                            Notary Public

              My commission expires: ________________________________.



STATE OF ILLINOIS             )
                              )     ss.
COUNTY OF COOK                )

     This Lease Agreement was acknowledged before me this ___________day of _______________, 20__ by Stephen E. Budorick as Vice President of Trizec Realty, Inc.

              WITNESS my hand and official seal.


                                            -------------------------------
                                            Notary Public

              My commission expires: ________________________________.

                                   SCHEDULE 1
                                      LAND

All that tract or parcel of land lying and being in land lot 713 of the 17th District, 2nd Section, Cobb County, Georgia, as shown by plat of survey by Mayes, Sudderth and Etheredge, Inc., dated January 11, 1983 and being more particularly described as follows:

Beginning at an iron pin located at the intersection of land lots 655, 656, 713, and 714, 17th District, 2nd Section, Cobb County Georgia; thence S 88' 371 33' E, along the northerly land lot line of land lot 713 said District and Section for a distance of 357.2.Sfeet to the True Point of Beginning; thence S 88* 371 33' E along same land lot line a distance of 621.21 feet to & Point located an the westerly right of way of Franklin Road; thence &long the westerly right-of-way of Franklin Road as follows: thence S 41* 511 53' W, 96-20 feet to a point; thence S 42' 151 34" W, 307.91 feet to a point; thence S W 58' 30" W, 211-25 feet to a point; chance S W 28' 58' W, 196 . 20 feet to a point; thence S W 151 36- W, 78.17 feet to a point, said point being on the northern right-of-way of Newmarket Parkway, NJ; thence Along said northern right-of-way as follows; thence S 66* 31' 120 W, 79.41 feet to a point; thence N 43* 271 43" W, 160-00 feet to a Point; thence N 48* 241 40" W, 63-77 feet to a point; thence along an arc 184.46 feet; thence departing from said northern right-of-way N 00* 16' 010 E, 358,.42 feet to a point, said point being located an the southerly right-of-way of Newmarket Parkway; thence along said southerly right-of-way as follows; thence along an arc 43.97 feet** thence S 87* 42, 57 E, 104.22 to a point; thence along an arc 237.55 feet and the True Point of Beginning. Said tract contains 9.117 acres.

*said arc chord bearing N 57*11'35" W for a distance of 182.70 feet to a point; **said arc chord bearing N 88050102" E for a distance of 43.94 feet to a point; and ***said arc chord bearing N 66001140" E for a distance of 229.32 feet to a point.

                                    EXHIBIT A
                             2161 NEWMARKET PARKWAY
                          PLAN DELINEATING THE PREMISES

                                                             1
                                   EXHIBIT A-1
                                EXPANSION AREA #1

                                   EXHIBIT A-2
                                EXPANSION AREA #2

                                    EXHIBIT B
                 POSSESSION AND LEASEHOLD IMPROVEMENTS AGREEMENT

              1. Conflicts; Terms. If there is any conflict or inconsistency between the provision of the Lease and those of this Exhibit B ("Work Letter"), the provisions of this Work Letter will control. Except for those terms expressly defined in this Work Letter, all initially capitalized terms will have the meanings stated for such terms in the Lease. The following terms, which are not defined in the Lease, have the meanings indicated:

              (a)  "Landlord's Representative" means Mr. David Hester.

              (b)  "Tenant's Representative" means ____________________________.

              (c) "Submission Date" means at least 30 days prior to the start of construction, but no later than the date of Tenant's execution of the Lease.

              (d) "Landlord's Allowance" means $20.00 per rentable square foot of Premises.

              (e) "Leasehold Improvements" means all alterations, improvements and installations to be constructed or installed by Landlord for Tenant in the Premises according to this Work Letter.

              (f) "Preliminary Plans" means space plans and general specifications for the Leasehold Improvements.

              (g) "Construction Documents" means complete construction plans and specifications for the Leasehold Improvements.

              (h) "Total Cost" means the total cost of preparing the Preliminary Plans and Construction Documents, obtaining all necessary permits, constructing and installing the Leasehold Improvements in the Premises (including any Additional Tenant Work), and providing any Building services required during construction (such as electricity and other utilities, refuse removal and housekeeping), plus the Construction Administration Fee to compensate Landlord for its construction administration services which will include providing Landlord's personnel to coordinate the design and construction process, assist in obtaining any approvals required from Landlord and any governmental agencies, and assist in scheduling deliveries.

     2. Landlord's Obligations. Landlord will proceed to complete the Premises according to this Work Letter and tender possession of the Premises to Tenant when the Leasehold Improvements have been completed to the extent that only minor construction details, which would not materially interfere with Tenant's use and enjoyment of the Premises, require completion or correction ("Substantial Completion"). Tenant will accept the Premises when Landlord tenders possession, provided that the Leasehold Improvements have been substantially completed as described above, and provided further that Tenant will not be required to accept possession prior to the Scheduled Commencement Date. Landlord and Tenant agree that all alterations, improvements and additions made to the Premises according to this Work Letter, whether paid for by Landlord or Tenant, will, without compensation to Tenant, become Landlord's property upon installation and will remain Landlord's property at the expiration or earlier termination of the Term.

              3. Punch List. Tenant's taking possession of any portion of the Premises will be conclusive evidence that such portion of the Premises was in good order and satisfactory condition when Tenant took possession, except as to any patent defects identified on a punch list prepared and signed by Landlord's Representative and Tenant's Representative after an inspection of the Premises by both such parties when Tenant takes possession, and except as to any latent defects of which Tenant notifies Landlord in writing within one year after the Commencement Date. Failure to advise Landlord in writing within one year of the Commencement Date of any latent defects shall result in a waiver of any claims regarding said defects by Tenant unless said defects could not be reasonably discovered within said year. Landlord will not be responsible for any items of damage caused by Tenant, its agents, independent contractors or suppliers. No promises to alter, remodel or improve the Premises or Building and no representations concerning the condition of the Premises or Building have been made by Landlord to Tenant other than as may be expressly stated in the Lease (including this Work Letter).

              4. Representatives. Landlord appoints Landlord's Representative to act for Landlord in all matters covered by this Work Letter. Tenant appoints Tenant's Representative to act for Tenant in all matters covered by this Work Letter. All inquiries, requests, instructions, authorizations and other communications concerning the matters covered by this Work Letter will be made to Landlord's Representative or Tenant's Representative, as the case may be. Tenant will not make any inquiries of or request to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord's architect, engineers and contractors or any of their agents or employees, about matters covered by this Work Letter. Either party may change its Representative under this Work Letter at any time by 3 days' prior written notice to the other party.

              5. Preliminary Plans. On or before the Submission Date, Tenant will cooperate with Landlord and submit all information necessary for preparation of the Preliminary Plans ("Design Information"). Each day after the Submission Date until Tenant has provided all Design Information will be a day of Tenant's delay. Promptly after receipt of all Design Information, Landlord will cause its architect to prepare the Preliminary Plans based on the submitted Design Information and shall submit same to Tenant for review. Tenant shall have 5 business days to review the proposed Preliminary Plans and either approve same or deliver to Landlord a notice containing Tenant's objections to same set forth in reasonable detail. Each day after said 5 business day period until Tenant either approves the proposed Preliminary or delivers notice of objections will be a day of Tenant's delay. Promptly upon receipt of any objection from tenant, Landlord will cause its architect to prepare the Preliminary Plans based on the submitted Design Information, Landlord will cause its architect to prepare revised Preliminary Plans according to such notice and submit the revised Preliminary Plans to Tenant. Upon submittal to Tenant of the revised Preliminary Plans, and upon submittal of any further revisions, the procedures described above will be repeated. if the revised Preliminary Plans, or any further revisions, are consistent with the Design information and all requirements identified in Tenant's prior notice(s) of objections, then each day following Landlord's receipt of Tenant's notice of any additional objections until the day on which Landlord receives Tenant's written approval of the Preliminary Plans will be a day of Tenant's delay. Tenant represents to Landlord that Tenant has furnished to Landlord and the party preparing the Construction Documents all information necessary such that (following construction of the Leasehold Improvements in accordance with the Construction Documents) Tenant, the Premises and the Leasehold Improvements will be in compliance with the Americans With Disabilities Act of 1990, 42 U.S.C. ss.ss.12101-12213 and any state disability or handicapper's acts (collectively "Disability Acts"). TENANT SHALL BE RESPONSIBLE FOR AND SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES AND EXPENSES) INCURRED BY OR ASSERTED AGAINST LANDLORD BY REASON OF OR IN CONNECTION WITH ANY VIOLATION OF THE DISABILITY ACTS ARISING FROM OR OUT OF (x) information or design and space plans furnished to Landlord by Tenant (or the lack of complete and accurate information so furnished) concerning the Leasehold Improvements, (y) Tenant's employer-employee obligations, or
         (z) after the Commencement Date, violations by Tenant and/or the Leasehold Improvements or the Premises not being in compliance with the Disability Acts as the result of changes in regulations or law or interpretations thereof not in effect on the Commencement Date. The foregoing indemnity shall not include any claims, liabilities or expenses (including reasonable attorneys' fees and expenses) arising out of the negligence or gross negligence of Landlord or Landlord's employees, agents or contractors. Without limiting the foregoing, if Landlord constructs the Leasehold Improvements based on any special requirements or improvements required by Tenant, or upon information furnished by Tenant that later proves to be inaccurate or incomplete resulting in any violation of the Disability Acts, Tenant shall be solely liable to correct such violations and to bring the improvements into compliance with the Disability Acts as promptly as is practicable.

              6. Cost Estimate. At such time as Preliminary Plans that have been approved in writing by both Landlord and Tenant have been prepared, Landlord will obtain, and notify Tenant of, an estimate of the Total Cost based on the approved Preliminary Plans ("Cost Estimate"). If the Cost Estimate is less than or equal to Landlord's Allowance, then Tenant will be deemed to have approved the Cost Estimate. If the original Cost Estimate is greater than Landlord's Allowance, then Tenant, at Tenant's option, may either approve the Cost Estimate in writing or may elect to eliminate or revise one or more items shown on the Preliminary Plans so as to reduce the Cost Estimate and then approve in writing the reduced Cost Estimate, however, each day following the 5th business day after Tenant's receipt of the original Cost Estimate until the day Landlord receives Tenant's written approval of the Cost Estimate (as the same may have been revised) will be a day of Tenant's delay. If Tenant has failed to approve any cost estimate within 30 days of receipt of the original Cost Estimate, then Landlord shall have the option to deem the last revised Cost Estimate to be approved or shall have the right to terminate the Lease upon written notice to Tenant.

              7. Construction Documents; Cost Proposal. At such time as the Cost Estimate has been approved (or deemed approved) by Tenant, Landlord will cause its architect and engineer to prepare the Construction Documents based strictly on the Preliminary Plans. The Construction Documents will be subject to Landlord's approval and Tenant will be given an opportunity to review the Construction Documents to confirm that they conform to the Preliminary Plans. At such time as the Construction Documents have been so approved, reviewed and confirmed, Landlord will obtain bids for the construction or installation of the Leasehold Improvements according to the Construction Documents and will notify Tenant of the proposed Total Cost based on the lowest of such bids ("Cost Proposal"). If the Cost Proposal is less than or equal to the Cost Estimate approved by Tenant, then Tenant, at Tenant's option, will be deemed to have approved the Cost Proposal. If the original Cost Proposal is greater than the Cost Estimate approved by Tenant then Tenant, at Tenant's option may either approve the Cost Proposal in writing or elect to eliminate or revise one or more items shown on the Construction Documents so as to reduce the Cost Proposal and then approve in writing the reduced Cost Proposal (based on the revised Construction Documents). If the Cost Proposal approved or deemed approved by Tenant is greater than Landlord's Allowance, then Tenant will immediately deposit with Landlord an amount ("Construction Deposit") equal to one-half of the difference between Landlord's Allowance and the approved Cost Proposal. Each day following the 5th business day after Tenant's receipt of the Cost Proposal until the day on which Landlord has received Tenant's written approval of the Cost Proposal (if required) and Landlord has received the Construction Deposit (if required) will be a day of Tenant's delay. If Tenant has failed to approve any Cost Proposal within 30 days of receipt of the original Cost Proposal, then Landlord shall deem the last revised Cost Proposal to be approved.

              8. Construction of Leasehold Improvements. At such time as Tenant has approved (or is deemed to have approved) the Cost Proposal and has made any required Construction Deposit, Landlord will cause the Leasehold Improvements to be constructed or installed in the Premises in a good and workmanlike manner and according to the Construction Documents and all applicable Laws. Upon Substantial Completion of the construction and installation of the Leasehold Improvements and prior to Tenant's occupancy of the Premises, Tenant will pay to Landlord the amount, if any, by which the Total Cost exceeds the sum of the Landlord's Allowance and the Construction Deposit. If Landlord's Allowance exceeds the Total Cost, any unused portion of the Allowance shall be applied towards Tenant's initial Rent payments.

              9. Change Orders. Tenant's Representative may authorize changes in the work during construction only by written instructions to Landlord's Representative on a form approved by Landlord. All such changes will be subject to Landlord's prior written approval according to Paragraph 11 below. Prior to commencing any change, Landlord will prepare and deliver to Tenant, for Tenant's approval, a change order ("Change Order") identifying the total cost of such change, which will include associated architectural, engineering and construction contractor's fees, and an amount sufficient to reimburse Landlord for overhead and related expenses incurred in connection with the Change Order. If Tenant fails to approve such Change Order within 5 business days after delivery by Landlord, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform the change. Upon Landlord's receipt of Tenant's approval, Landlord will proceed to perform the change. Tenant will pay the total cost of any Change Orders within 10 days of their approval of same.

              10. Additional Tenant Work. If Tenant desires any work in addition to the Leasehold Improvements as set forth in the Construction Documents to be performed in the Premises ("Additional Tenant Work"), Tenant, at Tenant's expense, will cause plans and specifications for such work to be prepared either by Landlord's architect or engineer or, at Landlord's discretion, by consultants of Tenant's own selection. All plans and specifications for Additional Tenant Work will be subject to Landlord's approval according to Paragraph 11 below. If Landlord approves Tenant's plans and specifications for any Additional Tenant Work, Landlord will, subject to the following terms and conditions, perform said Additional Tenant Work pursuant to the terms of this Exhibit B. Tenant shall pay to Landlord the total cost of any Additional Tenant Work (including the Construction Administration Fee) within 10 days of receipt of Landlord's invoice for same.


              11. Landlord's Approval. All Preliminary Plans, Construction Documents and Change Orders; and any drawings, space plans, plans and specifications for any Additional Tenant Work or any other improvements or installations in the Premises, are expressly subject to Landlord's prior written approval, which, subject to the following conditions, shall not be unreasonably withheld or delayed. Landlord may withhold its approval of any such items that require work which:

              (a) exceeds or adversely affects the capacity or integrity of the Building's structure or any of its heating, ventilating, air conditioning, plumbing, mechanical, electrical, communications or other systems;

              (b)  is not approved by the holder of any Encumbrance;

              (c) would not be approved by a prudent owner of property similar to the Building;

              (d) violates any agreement which affects the Building or binds Landlord;

              (e) Landlord reasonably believes will increase the cost of operating or maintaining any of the Building's systems;

              (f) Landlord reasonably believes will reduce the market value of the Premises or the Building at the end of the Term;

              (g) does not conform to applicable building code or is not approved by any governmental authority having jurisdiction over the Premises;

              (h)  does not meet or exceed Building standard; or

              (i) Landlord reasonably believes will infringe on the architectural or historical integrity of the Building.

              12. Tenant's Delays. As provided in Section 3.3 of the Lease, the Term of the Lease (and therefore Tenant's obligation for the payment of Rent) will not commence until Landlord has substantially completed all work to be performed by Landlord as stated in Paragraph 8 above; provided, however, that if Landlord is delayed in Substantially Completing such work, or in obtaining a certificate of occupancy, if required by the applicable governmental authority, as a result of:

              (a)  any Tenant delays described in Paragraphs 5, 6 or 7 above;

              (b) Tenant's request for materials or installations as a part of the Leasehold Improvements that are other than Building standard materials or installations that take longer to process or install than Building Standard materials or installation;

              (c) any Change Orders or changes in any drawings, plans or specifications requested by Tenant;

              (d) Tenant's failure to review, confirm or approve in a timely manner any item requiring Tenant's review, confirmation or approval;

              (e) performance of any Additional Tenant Work or any failure to complete or delay in completion of such work; or

              (f) any other act or omission of Tenant or Tenant's architects, engineers, contractors or subcontractors (all of which will be deemed to be delays caused by Tenant),

         then the Commencement Date will only be extended under Section 3.3 of the Lease until the date on which Landlord would have substantially completed the performance of such work but for such delays.

              13. General. No approval by Landlord or Landlord's architect or engineer of any drawings, plans or specifications which are prepared in connection with construction of improvements in the Premises will constitute a representation or warranty by Landlord as to the adequacy or sufficiency of such drawings, plans or specifications, or the improvements to which they relate, for any use, purpose or condition, but such approval will merely be the consent of Landlord to the construction or installation of improvements in the Premises according to such drawings, plans or specifications. Failure by Tenant to pay any amounts due under this Work Letter will have the same effect as failure to pay Rent under the Lease, and such failure or Tenant's failure to perform any of its other obligations under this Work Letter will constitute a Default under Section 20.1 of the Lease, entitling Landlord to all of its remedies under the Lease as well as all remedies otherwise available to Landlord.

              14. Landlord's Work. Landlord shall, at Landlord's sole cost and expense perform the following: (i) replace and raise the ceiling grid currently located in the Premises to a height of ten (10) feet and add drywall as necessary to accommodate the new ceiling height; (ii) relocate the current HVAC chase to a location that is adjacent to the break room which will occupy a portion of "open area 239" as shown on plans dated July 19, 2002; (iii) close up the skylight in the Premises;
         (iv) windbracing shall be removed and relocated per engineering drawings by Landlord; and (v) Landlord warrants and represents that, because there is no windbracing in the existing support wall beside the restrooms, Tenant may create two (2) openings in said wall per the drawing prepared by Design Management dated 8/28/02. Any tile installation, lighting, insulation modification, mechanical work or other alterations required as a result of the replacement and relocation of the ceiling grid shall be paid for out of Landlord's Allowance.

                                    EXHIBIT C
                             2161 NEWMARKET BUILDING
                         OCCUPANCY ESTOPPEL CERTIFICATE


         THIS OCCUPANCY ESTOPPEL CERTIFICATE ("Certificate") is given by MATRIA HEALTHCARE, INC. ("Tenant") to TRIZEC REALTY, INC. ("Landlord"), with respect to that certain Lease Agreement dated ____________________, 20 ___ ("Lease"), under which Tenant has leased from Landlord certain premises known as Suite 233 ("Premises") in the 2161 Newmarket Office Building ("Building").

         In consideration of the mutual covenants and agreements stated in the Lease, and intending that this Certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary or ground lessor of all or a portion of the Building, Tenant certifies as follows:

               1. Except for those terms expressly defined in this Certificate, all initially capitalized terms will have the meanings stated for such terms in the Lease.

               2. Landlord first delivered possession of the Premises to Tenant (either for occupancy by Tenant or for the commencement of construction by Tenant) on _______________, 20 ____.

               3. Tenant moved into the Premises (or  otherwise  first  occupied
               the    Premises    for    Tenant's    business    purposes)    on
               ____________________, 20 ____.

               4. The Commencement Date occurred on _______________, 20___, and the Expiration Date will occur on ____________________, 20 ____.

               5. Tenant's obligation to make monthly payments of Rent and Additional Rent under the Lease began (or will begin) on __________________, 20 ____.

              Executed this _______ day of ______________, 20 ___.

                                     TENANT:
                                     MATRIA HEALTHCARE, INC.

                                     By:___________________________
                                     Printed Name:__________________
                                     Title:_________________________

                                    Exhibit D
                             2161 NEWMARKET BUILDING
                              Rules and Regulations

1.       SIGN DISPLAY

         Landlord will provide at Landlord's expense signage for the Premises. Such signage will be coordinated throughout the business park for uniformity and attractiveness. No sign, tag, label, picture, advertisement or notice shall be displayed distributed, inscribed, painted or affixed by Tenant on any part of the outside of the building or of the demised Premises without prior written consent of Landlord. In addition to the foregoing Landlord shall place, at Tenant's sole cost and expense, the name "American Freedom Mortgage" on the existing monument sign at the Franklin Road entrance to the Complex.



2.       DRIVES AND PARKING AREAS

         All parking shall be within the property boundaries and within marked parking spaces. There should be no on-street parking and at no time shall any tenant obstruct drives and loading areas intended for the use of all tenants. The drives and parking areas are for the joint use of all tenants unless specifically marked.

3.       STORAGE AND LOADING AREAS

         Unless specifically approved by Landlord in writing, no materials, supplies or equipment shall be stored in any area on a site except inside the Premises. Trash receptacles may be placed in the service areas provided that they are placed behind a visual barrier, screening such areas from the view of adjoining properties and/or a street.

4.       LOCKS

         No additional locks shall be placed on the doors of the demised Premises by Tenant nor shall any existing locks be changed unless Landlord is immediately furnished with two keys thereto. Landlord will, without charge, furnish Tenant with two keys for each lock existing upon the entrance doors when Tenant assumes possession with the understanding that at the termination of the Lease the keys shall be returned.

5.       CONTRACTORS AND SERVICE MAINTENANCE

         Tenant will refer all contractors, contractor's representatives and installation technicians, rendering any service on or to the Premises for tenants, to Landlord for Landlord's approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building including installation of electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

6.       LODGING

         No Tenant shall at any time occupy any part of the Building as sleeping or lodging quarters.

7.       REGULATION FOR OPERATION AND USE

         Tenant shall not place, install or operate on the demised Premises or in any part of Building, any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about Premises any explosives, gasoline, kerosene, oil, acids, caustics or any other flammable, explosive or hazardous material without written consent of Landlord.

8.       WINDOW COVERINGS

         Windows facing the Building exterior shall at all times be wholly clear and uncovered (except for such blinds or curtains or other window coverings Landlord may provide or approve) so that a full unobstructed view of the interior of the demised Premises may be had from the exterior of the Building.

9.       MODIFICATIONS

          Landlord shall have the right from time to time to modify, add or delete these restrictive covenants at Landlord's sole discretion.

1 Notwithstanding the foregoing, with respect to the initial leasehold improvements to be installed by Landlord in accordance with the terms and conditions of the Possession and Leasehold Improvements Agreement attached hereto as Exhibit B, the Construction Administration Fee shall be five percent (5%) of the total cost of the Leasehold Improvements.